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                                                                 Exhibit 10.16

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                                 STANDARD FORM LEASE
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PARTIES: This Lease, executed in duplicate at Cupertino, California, on December
____, 1996, by and between Berg & Berg Enterprises, Inc., a California Corporation, and Cisco Systems, Inc. , a California Corporation, hereinafter called respectively Lessor and Lessee, without regard to number or gender.

USE: WITNESSETH: That Lessor hereby leases to Lessee, and Lessee hires from Lessor, for the purpose of conducting therein office, research and development, light manufacturing, and warehouse activities, and any other legal activity; and for no other purpose without obtaining the prior written consent of Lessor.

PREMISES: The real property with appurtenances as shown on Exhibit A (the "Premises") situated in the City of Santa Clara, County of Santa Clara, State of California, and more particularly described as follows:

     65,780 square feet of building, including all improvements thereto, as shown on Exhibit A.1 including the right to use all parking available at the Premises. The address for the Premises is 4750 Patrick Henry Drive, Santa Clara, California. Lessee's pro-rata share of the building is 100%.

TERM: The term shall be for thirty-six (36) months unless extended pursuant to
Section 35 of this Lease (the "Lease Term"), commencing on the February 1, 1997 (the "Commencement Date") and ending on the date that is thirty-six (36) months thereafter.

RIGHT TO TERMINATE: If Lessor is unable to deliver possession of the Premises to Lessee by April 1, 1997, Lessee shall have the right to terminate this Lease by providing written notice to Lessor no later than April 15, 1997.

RENT: Base rent shall be payable in monthly installments as follows:
      Months 1 through 36                     $75,647

Base rent as scheduled above shall be payable in advance on or before the first day of each calendar month during the Lease Term. The term "Rent," as used herein, shall be deemed to be and to mean the base monthly rent and all other sums required to be paid by Lessee pursuant to the terms of this Lease. Rent shall be paid in lawful money of the United States of America, without offset or deduction, and shall be paid to Lessor at such place or places as may be designated from time to time by Lessor. Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment. Upon execution of this Lease, Lessee shall deposit with Lessor the first month's base rent.

SECURITY DEPOSIT: Lessee shall deposit with Lessor the sum of Seventy-Five Thousand Six Hundred Forty-Seven Dollars ($75,647) (the "Security Deposit").
The Security Deposit shall be held by Lessor as security for the faithful performance by Lessee of all of the terms, covenants, and conditions of this Lease applicable to Lessee. If Lessee commits a default as provided for herein, including but not limited to a default with respect to the provisions contained herein relating to the condition of the Premises, Lessor may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any amount which Lessor may spend by reason of default by Lessee. If any portion of the Security Deposit is so used or applied, Lessee shall, within ten days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount. Lessee's failure to do so shall be a default by Lessee. Any attempt by Lessee to transfer or encumber its interest in the Security Deposit shall be null and void. Upon execution of this Lease, Lessee shall deposit with Lessor the Security Deposit. Notwithstanding the above, Lessor agrees to waive the requirement for Lessee to make a security deposit provided Lessee's shareholder's equity exceeds $50 million. If at any time during this Lease, Lessee's shareholder's equity is less than $50 million, Lessee shall deposit with Lessor the Security Deposit referenced above within ten days after the issuance of Lessee's financial statements indicating the reduction in shareholder's equity below $50 million. If Lessee fails to make the Security Deposit as required, Lessee shall be deemed to be in default per Section 14.1
(a) of this Lease.

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LATE CHARGES: Lessee hereby acknowledges that a late payment made by Lessee to
Lessor of Rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges, which may be imposed on Lessor according to the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Lessee is not received by Lessor or Lessor's designee within ten (10) days after such amount is due, Lessee shall pay to Lessor a late charge equal to five (5%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payments made by Lessee. Acceptance of such late charges by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor shall it prevent Lessor from exercising any of the other rights and remedies granted hereunder. No more than once per calendar year, such late charge shall not be due and payable from Lessee if an installment of Rent or any other sum due from Lessee is not received by Lessor or Lessor's designee within said ten (10) day period after such amount is due if Lessee delivers payment of such overdue amount within five (5) business days after Lessor's delivery of notice to Lessee that such overdue amount has not been received by Lessor.

QUIET ENJOYMENT: Lessor covenants and agrees with Lessee that upon Lessee paying Rent and performing its covenants and conditions under this Lease, Lessee shall and may peaceably and quietly have, hold and enjoy the Premises for the Lease Term, subject, however, to the rights reserved by Lessor hereunder. Lessor warrants that it has the full right and authority to execute and perform the obligations of Lessor under this Lease and to grant the leasehold estate demised herein.

IT IS FURTHER MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:

1. POSSESSION: Possession shall be deemed tendered and rent shall commence on the Commencement Date.

2. LESSEE'S IMPROVEMENTS: Subject to Lessor's obligation set forth in the first sentence of Section 2.1, Lessor is delivering the Premises to Lessee in an "AS IS" physical and operating condition. Lessee agrees, at its sole cost and expense, to improve the entire building to the standard of a typical Cisco Systems building including carpeting, drop ceiling, VAV HVAC system, and open office electrical. Lessee shall not be responsible for the cost of restoration or improvements to the exterior of the building, foundation, exterior walls, roof membrane, or roof structure unless such costs are a result of Lessee's application for modifications to the Premises or actual modifications to the Premises made by Lessee or Lessee's Agents or the acts or omissions of Lessee or Lessee's Agents. As part of Lessee's initial improvements, Lessee shall be permitted to reconfigure parking.

2.1 ACCEPTANCE OF PREMISES AND COVENANTS TO SURRENDER: Lessor represents that the Premises are in good order and repair considering age, and complies with all requirements for occupancy as of the last remodel by the former Lessee. Lessor has agreed to this Lease based on a total interior remodel by Lessee. Lessee agrees on the last day of the Lease Term, or on the sooner termination of this Lease, to surrender the Premises to Lessor in Good Condition and Repair. Good Condition and Repair ("Good Condition and Repair") shall not mean original condition, but shall mean that the Premises are in a commercially acceptable condition for surrender by a reasonable lessee. The interior walls of all office and warehouse areas, the floors of all office and warehouse areas, all suspended ceilings and any carpeting are to be cleaned and in Good Condition and Repair. Lessee also agrees to surrender unto Lessor all alterations, additions, and improvements which may have been made in, to, or on the Premises by Lessee. Lessee, on or before the end of the Lease Term or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all such property not so removed shall be deemed to be abandoned by Lessee. Lessee shall reimburse Lessor for all disposition costs incurred by Lessor relative to Lessee's abandoned property. If the Premises are not surrendered at the end of the Lease Term or earlier termination of this Lease, Lessee shall indemnify Lessor against loss or liability resulting from any delay caused by Lessee in surrendering the Premises including, without limitation, any claims made by any succeeding Lessee founded on such delay. Notwithstanding the foregoing, if (i) Lessee notifies Lessor at


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least six (6) months before the end of the Lease Term, (ii) Lessee provides
Lessor with a date certain that Lessee will be vacating the Premises, and (iii) the hold over requested is for a period of six (6) months or less, Lessee shall not be liable for any consequential damages which may result from the holdover provided the above conditions are met by Lessee, including any claims pursuant to the foregoing indemnity.

3. USES PROHIBITED: Lessee shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the buildings in which the subject Premises are located or allow any sale by auction upon the Premises, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls, or ceiling which may endanger the structure, or use any machinery or apparatus which will in any manner vibrate or shake the Premises or the building of which it is a part, or place any harmful liquids in the drainage system of the building. Lessee shall not store any materials, including, without limitation, waste materials or refuse, outside the building proper, except in fully screened or fenced areas designed for such purpose, which have been approved in writing by Lessor for such use, subject to any required city approvals. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the building proper. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the building structure, unless approved by the local, state federal or other applicable governing authority. Lessor consents to Lessee's use of materials which are incidental to the normal, day-to-day operations of any office user, such as copier fluids, cleaning materials, etc., but this does not relieve Lessee of any of its obligations not to contaminate the Premises or related real property or violated any Hazardous Materials Laws.

4. ALTERATIONS AND ADDITIONS: Lessee shall not make, or suffer to be made, any alteration or addition to said Premises, or any part thereof in excess of $15,000 after completion of Lessee's initial improvements, without the express, advance written consent of Lessor; any addition or alteration to said Premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Lessor at the end of the Lease Term or earlier termination of this Lease. Alterations and additions which are not deemed as trade fixtures shall include HVAC systems, lighting systems, electrical systems, partitioning, carpeting, or any other installation which has become an integral part of the Premises. Lessee agrees that it will not proceed to make such alterations or additions until all required government permits have been obtained and after having obtained consent from Lessor to do so, until five (5) days from the receipt of such consent, so that Lessor may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Lessee's improvements. Lessee shall at all times permit such notices to be posted and to remain posted until the completion of work. At the end of the Lease Term or earlier termination of this Lease, Lessee shall remove and shall be required to remove its special tenant improvements and all related equipment installed by Lessee at or during the Lease Term and Lessee shall return the Premises to the condition that existed before the installation of the special tenant improvements. Notwithstanding the above, Lessor agrees to allow any reasonable standard Cisco System building alterations and improvements as provided for in
Section 2 to remain at the end of the Lease Term or earlier termination of this Lease.

5. MAINTENANCE OF PREMISES: Lessee shall at its sole cost and expense keep and maintain the interior of the Premises, including, but not limited to, all lighting systems, temperature control systems, plumbing systems, and all window washing, exterior and interior, in Good Condition and Repair, including any required replacements. Lessee shall maintain all wall surfaces and floor coverings in Good Condition and Repair, free of holes, gouges, or defacements.

Lessee shall keep and maintain in Good Condition and Repair including replacements, at Lessee's expense, the following:
     1. The exterior of the building, any appurtenances and every part thereof, including but not limited to, glazing, sidewalks, parking areas, electrical systems, HVAC systems, elevator systems, roof, and painting of exterior walls.


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     2. The HVAC by a service contract with a licensed air conditioning and heating contractor which contract shall provide for a minimum of bi-monthly maintenance of all air conditioning and heating equipment at the Premises including HVAC repairs or replacements which are either excluded from such service contract or any existing equipment warranties.
     3. The landscaping by a landscape contract to water, maintain, trim and replace, when necessary, any shrubbery and landscaping on the Premises.
     4. The roof membrane shall be maintained at the expense of Lessor by a service contract with a licensed reputable roofing contractor which contract shall provide for a minimum of semi-annual maintenance, cleaning storm gutters, drains and removing debris and trimming overhanging trees, repair of the roof, and application of a finish coat every five years at the Premises. Notwithstanding the terms above related to the roof, Lessee's total obligation shall be $7,000 per year to cover any maintenance, repairs, and roof amortization costs.
     5. Extermination services.
     6. Fire monitoring services.

Lessee hereby waives any and all rights to make repairs at the expense of Lessor as provided in Section 1942 of the Civil Code of the State of California, and all rights provided for by Section 1941 of said Civil Code.

Lessor shall be responsible for any structural defects in the Premises including the roof structure (not membrane), exterior walls and foundation during the Lease Term.

6. HAZARD INSURANCE: Lessee shall not use, or permit said Premises, or any part thereof, to be used, for any purpose other than that for which said Premises are hereby leased; and no use shall be made or permitted to be made of the Premises, nor acts done, which may cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by a standard form fire and extended form insurance policy. Lessee shall, at its sole cost and expense, comply with any and all requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and general liability insurance, covering said building and appurtenances. Lessee agrees to purchase and keep in force fire and extended coverage insurance covering loss or damage to the Premises in an amount equal to the full replacement cost of said Premises as determined by Lessor, with proceeds payable to Lessor. For purposes of this Lease, the full replacement cost of the building shall not be less than $4,900,000. Lessee acknowledges that the insurance referenced above does not include coverage for Lessee's personal property. In the event of a loss per the insurance provisions of this paragraph, Lessee shall be responsible for all deductibles. Lessee agrees to pay the full cost of said insurance. Lessee shall provide all of the policies of insurance required in this Lease provided the policies meet the minimum standards of Lessor ("Lessor's Insurance Standards") as follows and are paid in full by Lessee: (a) certificates evidencing the insurance required under this Lease shall be deposited with Lessor thirty (30) days prior to the Commencement Date, and upon each renewal of such policies, shall be effective not less than thirty (30) days prior to the expiration date of the term of such coverage, (b) shall be in a form reasonably satisfactory to Lessor and shall provide all of the coverage required in this Lease, (c) shall be carried with companies with a Best Rating of AVIII minimum, (d) shall specifically provide that such policies shall not be subject to cancellation, reduction of coverage or other change except after at least thirty (30) days' prior written notice to Lessor, (e) shall name Lessor, a lender with a security interest in the Premises identified to Lessee by Lessor, as additional insureds by endorsement to policy to the extent of the full replacement cost of the Premises, (f) shall provide the insurance proceeds are payable to Lessor, and (g) shall provide that Lessee assumes the responsibilities set forth in Section 19 with regard to maintaining insurance.


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Lessor and Lessee hereby waive any rights each may have against the other related to any loss or damage caused to Lessor or Lessee as the case may be, or to the Premises or its contents, and which may arise from any risk generally covered by fire and extended coverage insurance. Lessee shall provide that the insurance policies insuring the property or the personal property include a waiver of any right of subrogation which said insurance company may have against Lessor or Lessee, as the case may be. Lessee shall maintain in full force and effect, a policy of rental loss insurance, in an amount equal to the amount of Rent payable by Lessee commencing on the date of loss during the next ensuing one (1) year, as reasonably determined by Lessor with proceeds payable to Lessor ("Loss of Rents Insurance"). Lessee shall pay for the full cost of the Loss of Rents Insurance. The proceeds payable to Lessor from the Loss of Rents Insurance coverage shall not be less than $1,020,000 per year payable monthly.

7. ABANDONMENT: Lessee shall not vacate or abandon the Premises at any time during the Lease Term; and if Lessee shall abandon, vacate or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor. Notwithstanding the above, the Premises shall not be considered vacated or abandoned if Lessee maintains the Premises in Good Condition and Repair, provides security and is not in default.

8. FREE FROM LIENS: Lessee shall keep the subject Premises and the property in which the subject Premises are situated, free from any and all liens including but not limited to liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. However, the Lessor shall allow Lessee to contest a lien claim, so long as the claim is discharged prior to any foreclosure proceeding being initiated against the property and provided Lessee provides Lessor a bond if the lien exceeds $5,000.

9. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Lessee shall, at its sole cost and expense, comply with all of the requirements of all local, municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the use of the Premises all local and municipal ordinances and state and federal statutes now in force or which may hereafter be in force. Except as stated above, Lessee shall not be required to pay for the construction of any single improvement required under this Section in excess of $25,000, unless such improvement (i) is required to comply with Lessee's particular use of the Premises, (ii) is required as a result of Lessee or Lessee's Agents application for modifications to the Premises or (iii) is required as a result of actual modifications to the Premises made by Lessee or Lessee's Agents; if such improvement is not required due to Lessee's particular use of the Premises or is not required as a result of Lessee or Lessee's Agents application for modifications to the Premises or actual modifications to the Premises by Lessee or Lessee's Agents and such improvement cost exceeds $25,000, such improvement cost shall be amortized over the estimated useful life of the improvement, not to exceed 15 years at Wells Fargo prime rate plus one percent (1%). Lessee shall pay to Lessor the amortized costs of such improvement on a monthly basis over the Lease Term.

10. LESSEE'S INSURANCE: Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor and Lessor's Agents for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises, and for injuries to persons in, upon or about said Premises, from any cause arising at any time, and Lessee will hold Lessor and Lessor's Agents exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use or occupancy of the Premises by Lessee, or from the failure of Lessee to keep the Premises in good condition and repair, as herein provided. Lessee shall secure and keep in force a standard policy of commercial general liability insurance and property damage policy covering the Premises,
including parking areas, insuring the Lessee.   A certificate of said policy
naming Lessor as an additional insured shall be delivered to Lessor and will have a combined single limit for both bodily injury, death and property damage in an amount not less than two million dollars ($2,000,000.00) and shall self insure for a minimum of three million dollars ($3,000,000). The limits of said insurance


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shall not, however, limit the liability of Lessee hereunder.  The certificate of
Lessee's insurance shall require the insurer to notify Lessor 30 days in advance in writing before any cancellation thereof. Lessee shall obtain, at Lessee's sole cost and expense, a policy of fire and extended coverage insurance including coverage for direct physical loss special form, and a sprinkler leakage endorsement insuring the personal property of Lessee. The proceeds from any personal property damage policy shall be payable to Lessee. Lessee shall, at its sole cost and expense, comply with all of the insurance requirements of all local, municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to Lessee's use and occupancy of the said Premises.

10.1 LESSEE'S SELF-INSURANCE: Notwithstanding the insurance provisions of this Lease to the contrary, Lessee shall have the right to self-insure with respect to any of the insurance required under this Lease and Lessor agrees to waive the above liability insurance requirements provided (i) Lessee is a publicly traded U.S. Corporation whose stock is traded on a nationally recognized exchange, (ii) Lessee has not assigned this Lease, (iii) Lessee maintains a minimum net worth of at least one hundred million dollars ($100,000,000) according to its most recent audited financial statements,
(iv) Lessee governs and manages its self-insurance program in a manner consistent with programs managed by prudent businesses whose stock is publicly traded on nationally recognized exchanges; and (v) applicable law(s) do not prohibit or render unenforceable indemnification of Lessor for Lessor's own negligence. Upon request, Lessee shall supply to Lessor from time to time with evidence reasonably satisfactory to Lessor of Lessee's net worth and the satisfaction of the conditions set forth above. If Lessee elects to self-insure, Lessee shall be responsible for losses or liabilities which would have been assumed by insurance companies which would have issued the insurance required by Lessee under this Lease in conformance with Lessor's Insurance Standards plus any deductibles and Lessee shall accept Lessor's tender of defense for any claims within the scope of Lessee's indemnity obligations as if Lessor and Lessor's lender, if any, were named as additional insureds on any liability policy maintained by Lessee meeting Lessor's Insurance Standards. Lessee will notify Lessor in advance of any period for which Lessee intends to self-insure and shall provide Lessor with satisfactory evidence that it complies with the requirements set forth herein in order to give Lessor an opportunity to confirm the satisfaction of the conditions set forth herein. For so long as Lessee self-insures, Lessee, for applicable periods, shall and does hereby indemnify and hold harmless Lessor, its partners, agents, employees and representatives for and against all costs, damages, or expenses (including reasonable attorneys' fees) incurred or paid by Lessor as a result of any claim customarily covered by a broad-form policy of commercial general liability insurance and property damage provided by such policy(ies) meet Lessor's Insurance Standards as defined in Section 6, including a contractual liability endorsement.

11. ADVERTISEMENTS AND SIGNS: Lessee shall not place or permit to be placed, in, upon or about the Premises any unusual or extraordinary signs, or any signs not approved by the city, local, state, federal or other applicable governing authority. Lessee shall not place, or permit to be placed upon the Premises, any signs, advertisements or notices without the written consent of the Lessor, and such consent shall not be unreasonably withheld. A sign so placed on the Premises shall be so placed upon the understanding and agreement that Lessee will remove same at the end of the Lease Term or earlier termination of this Lease and repair any damage or injury to the Premises caused thereby, and if not so removed by Lessee, then Lessor may have the same removed at Lessee's expense.

12. UTILITIES: Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities supplied to the Premises. Any charges for sewer usage, PG&E, and telephone service to the Premises or related fees shall be the obligation of Lessee and paid for by Lessee. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion of all charges which are jointly metered, the determination to be made by Lessor acting reasonably and on any equitable basis. Lessee and Lessor agree that Lessor shall not be liable to Lessee for any disruption in any of the utility services to the Premises.


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13. ATTORNEY'S FEES: In case suit should be brought for the possession of the
Premises, for the recovery of any sum due hereunder, because of the breach of any other covenant herein, or to enforce, protect, or establish any term, conditions, or covenant of this Lease or the right of either party hereunder, the losing party shall pay to the Prevailing Party reasonable attorney's fee which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment. The term "Prevailing Party" shall mean the party that received substantial relief requested, whether by settlement, dismissal, summary judgment, judgment, or otherwise.

14.1 DEFAULT: The occurrence of any of the following shall constitute a default and breach of this Lease by Lessee: a) Any failure by Lessee to pay Rent or to make any other payment required to be made by Lessee hereunder when due if not cured within ten (10) days after written notice thereof by Lessor to Lessee; b) The abandonment or vacation of the Premises by Lessee except as provided in
Section 7; c) A failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues for thirty days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of such default is such that the same cannot be reasonably cured within such thirty (30) day period, Lessee shall not be deemed to be in default if Lessee shall, within such period, commence such cure and thereafter diligently prosecute the same to completion; d) The making by Lessee of any general assignment for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy; e) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets or Lessee's interest in this Lease, or the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease.

14.2 SURRENDER OF LEASE: In the event of any such default by Lessee, then in addition to any other remedies available to Lessor at law or in equity, Lessor shall have the immediate option to terminate this Lease before the end of the Lease Term and all rights of Lessee hereunder, by giving written notice of such intention to terminate. In the event that Lessor terminates this Lease due to a default of Lessee, then Lessor may recover from Lessee: a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus b) the worth at the time of award of unpaid Rent which would have been earned after termination until the time of award exceeding the amount of such rental loss that the Lessee proves could have been reasonably avoided; plus c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; plus
d) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and e) at Lessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. As used in (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of Wells Fargo's prime rate plus two percent (2%) per annum. As used in (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

14.3 RIGHT OF ENTRY AND REMOVAL: In the event of any such default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee.

14.4 ABANDONMENT: In the event of the vacation or abandonment, except as provided in Section 7, of the Premises by Lessee or in the event that Lessor shall elect to re-enter as provided in paragraph 14.3 above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, and Lessor does not elect to terminate this Lease as provided in paragraph 14.2 above, then Lessor may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental rates and upon such other terms


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and conditions as Lessor, in its sole discretion, may deem advisable with the right to make alterations and repairs to the Premises. In the event that Lessor elects to relet the Premises, then Rent received by Lessor from such reletting shall be applied; first, to the payment of any indebtedness other than Rent due hereunder from Lessee to Lessor; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied to the payment of future Rent as the same may become due and payable hereunder. Should that portion of such Rent received from such reletting during any month, which is applied by the payment of Rent hereunder according to the application procedure outlined above, be less than the Rent payable during that month by Lessee hereunder, then Lessee shall pay such deficiency to Lessor immediately upon demand therefor by Lessor. Such deficiency shall be calculated and paid monthly. Lessee shall also pay to Lessor, as soon as ascertained, any costs and expenses incurred by Lessor in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

14.5 NO IMPLIED TERMINATION: No re-entry or taking possession of the Premises by Lessor pursuant to 14.3 or 14.4 of this Article 14 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Lessee or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Lessor because of any default by Lessee, Lessor may at any time after such reletting elect to terminate this Lease for any such default.

15. SURRENDER OF LEASE: The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or sub tenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or sub tenancies.

16. TAXES: Lessee shall pay and discharge punctually and when the same shall become due and payable without penalty, all real estate taxes, personal property taxes, taxes based on vehicles utilizing parking areas in the Premises, taxes computed or based on rental income (other than federal, state and municipal net income taxes), environmental surcharges, privilege taxes, excise taxes, business and occupation taxes, school fees or surcharges, gross receipts taxes, sales and/or use taxes, employee taxes, occupational license taxes, water and sewer taxes, assessments (including, but not limited to, assessments for public improvements or benefit), assessments for local improvement and maintenance districts, and all other governmental impositions and charges of every kind and nature whatsoever, regardless of whether now customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing (all of the foregoing being hereinafter collectively called "Tax" or "Taxes") which, at any time during the Lease Term, shall be applicable or against the Premises, or shall become due and payable and a lien or charge upon the Premises under or by virtue of any present or future laws, statutes, ordinances, regulations, or other requirements of any governmental authority whatsoever. The term "Environmental Surcharge" shall include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder, or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy (i) generally imposed on similar properties in a wide geographic area without regard to whether the properties subject to the tax are contaminated by Hazardous Materials and which is part of a comprehensive plan imposed by a governmental unit or (ii) imposed with respect to the Premises as the result of the presence of Hazardous Materials for which Lessee is required to indemnify Lessor under Section 33 below or to undertake remediation pursuant to Section 33.5 below. The term "Tax" shall include, without limitation, all taxes, assessments, levies, fees, impositions or charges levied, imposed, assessed, measured, or based in any manner whatsoever (i) in whole or in part on the Rent payable by Lessee under this Lease, (ii) upon or with respect to the use, possession, occupancy, leasing, operation or management of the Premises, (iii) upon this transaction or any document to which Lessee is a


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party creating or transferring an interest or an estate in the Premises, (iv)
upon Lessee's business operations conducted at the Premises, (v) upon, measured by or reasonably attributable to the cost or value of Lessee's equipment, furniture, fixtures and other personal property located on the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Lessee, regardless of whether title to such improvements shall be in Lessor or Lessee, or (vi) in lieu of or equivalent to any Tax set forth in this Section
16. In the event any such Taxes are payable by Lessor and it shall not be lawful for Lessee to reimburse Lessor for such Taxes, then the Rent payable thereunder shall be increased to net Lessor the same net rent after imposition of any such Tax upon Lessor as would have been payable to Lessor prior to the imposition of any such Tax. It is the intention of the parties that Lessor shall be free from all such Taxes and all other governmental impositions and charges of every kind and nature whatsoever. However, nothing contained in this
Section 16 shall require Lessee to pay any Federal or State income, franchise, estate, inheritance, succession, transfer or excess profits tax imposed upon Lessor. If any general or special assessment is levied and assessed against the Premises, Lessor agrees to use its best reasonable efforts to cause the assessment to become a lien on the Premises securing repayment of a bond sold to finance the improvements to which the assessment relates which is payable in installments of principal and interest over the maximum term allowed by law. It is understood and agreed that Lessee's obligation under this paragraph will be prorated to reflect the Commencement Date and the end of the Lease Term. It is further understood that if Taxes cover the Premises and Lessee does not occupy the entire Premises, the Taxes will be allocated to the portion of the Premises occupied by Lessee based on a pro-rata square footage or other equitable basis. Notwithstanding the above, Lessee shall have no obligation for taxes until due or any personal property taxes attributable to sculptures or other objects of art installed by Lessor on the Premises or reserves for future taxes.

Subject to any limitations or restrictions imposed by any deeds of trust or mortgages now or hereafter covering or affecting the Premises, Lessee shall have the right to contest or review the amount or validity of any Tax by appropriate legal proceedings but which is not to be deemed or construed in any way as relieving, modifying or extending Lessee's covenant to pay such Tax at the time and in the manner as provided in this Section 16. However, as a condition of Lessee's right to contest, if such contested Tax is not paid before such contest and if the legal proceedings shall not operate to prevent or stay the collection of the Tax so contested, Lessee shall, before instituting any such proceeding, protect the Premises and the interest of Lessor and of the beneficiary of a deed of trust or the mortgagee of a mortgage affecting the Premises against any lien upon the Premises by a surety bond, issued by an insurance company acceptable to Lessor and in an amount equal to one and one-half (1 1/2) times the amount contested or, at Lessor's option, the amount of the contested Tax and the interest and penalties in connection therewith. Any contest as to the validity or amount of any Tax, whether before or after payment, shall be made by Lessee in Lessee's own name, or if required by law, in the name of Lessor or both Lessor and Lessee. Lessee shall defend, indemnify and hold harmless Lessor from and against any and all costs or expenses, including attorneys' fees, in connection with any such proceedings brought by Lessee, whether in its own name or not. Lessee shall be entitled to retain any refund of any such contested Tax and penalties or interest thereon which have been paid by Lessee. Nothing contained herein shall be construed as affecting or limiting Lessor's right to contest any Tax at Lessor's expense. In the event Lessor receives the refund of any such contested Taxes, Lessor shall refund such amount to Lessee within thirty (30) days after such refund in received by Lessor during the Lease Term.

17. NOTICES: Unless otherwise provided for in this Lease, any and all written notices or other communication (the "Communication") to be given in connection with this Lease shall be given in writing and shall be given by certified mail, "return receipt requested" , fully prepaid, in a sealed envelope addressed to the intended recipient as follows:

(a)  to the Lessor at:   10050 Bandley Drive
                         Cupertino, California 95014
                         Attention: Carl E. Berg
                         Fax No: (408) 725-1626


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

(b)  to the Lessee at:   Cisco Systems, Inc.
                         170 West Tasman Drive
                         San Jose, California 95134
                         Attention: Vice President, Worldwide Real Estate and
                         Workplace Resources

                         and for billings and notices of nonpayment to:
                         U.S. Bills/Rents
                         P.O. Box 641570
                         MS Lease
                         San Jose, California  95164

or such other addresses or individual as may be designated by a Communication given by a party to the other parties as aforesaid. Any Communication given by certified mail shall be conclusively deemed to have been made on the day on which delivery is made or refused.

18. ENTRY BY LESSOR: Lessee shall permit Lessor and its agents to enter into and upon said Premises at all reasonable times subject to 24 hours advance written notice to Lessee, except in emergency situations in which case no notice required, using the minimum amount of interference and inconvenience to Lessee and Lessee's business, subject to any security regulations of Lessee, for the purpose of inspecting the same or for the purpose of maintaining the building in which said Premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, without any rebate of Rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises; and shall permit Lessor and his agents, at any time within ninety (90) days prior to the end of the Lease Term, to place upon said Premises any usual or ordinary "For Sale" or "For Lease" signs and exhibit the Premises to prospective tenants at reasonable hours. Notice for entry under this Section 18 can be made telephonically to Lessee's designated representative at the Premises.

19. DESTRUCTION OF PREMISES: In the event of a partial or complete destruction of the Premises during the Lease Term from any cause except earthquakes, Lessee shall forthwith repair the same under the laws and regulations of State, Federal, County, or Municipal authorities, except that Lessee shall be entitled to a proportionate reduction of Rent while such repairs are being made to the extent of payments received by Lessor under the Loss of Rents Insurance coverage.

20. ASSIGNMENT AND SUBLETTING: Lessee shall not assign this Lease, or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereto, or cause any other person or entity (a bona fide subsidiary or affiliate of Lessee excepted) to occupy or use the Premises, or any portion thereof, without the advance written consent of Lessor. Whether or not Lessor's consent to a sublease or assignment is required, in the event of any sublease or assignment, Lessee shall be and shall remain primarily liable for the performance of all conditions, covenants, and obligations of Lessee hereunder and, in the event of a default by an assignee or sublessee, Lessor may proceed directly against the original Lessee hereunder and/or any other predecessor of such assignee or sublessee without the necessity of exhausting remedies against said assignee or sublessee.

21. CONDEMNATION: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the date title vests in the condemnor or purchaser, and the Rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the Lease Term only that portion of


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Rent as the value of the part remaining, subject to Lessee's and Lessor's mutual agreement that as a result of such taking, the remainder of the Premises is reasonably suitable for Lessee's continued occupancy and use of the Premises.
The rental adjustment resulting will be computed at the same Rental rate for the remaining part not taken; however, Lessor shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall be payable to the Lessor. Lessee may file a separate claim and be entitled to any award granted to Lessee.

22. EFFECTS OF CONVEYANCE: The term "Lessor" as used in this Lease, means only the owner for the time being of the land and building constituting the Premises, so that, in the event of any sale of said land or building, or in the event of a Lease of said building, Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser of any such sale, or the Lessor of the building, that the purchaser or lessor of the building has assumed and agreed to carry out any and all covenants and obligations of the Lessor hereunder. If any security is given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor may transfer and deliver the security, as such, to the purchaser at any such sale of the building, and thereupon the Lessor shall be discharged from any further liability.

23. SUBORDINATION: This Lease, in the event Lessor notifies Lessee in writing, shall be subordinate to any ground lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property at which the Premises are a part and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Lessee agrees to promptly execute any documents which may be required to effectuate such subordination provided as long as Lessee is not in default according to the terms and conditions of this Lease, such party requesting subordination recognizes Lessee's rights under this Lease and Lessee's right to possession of the Premises pursuant to the terms of this Lease, and such subordination document does not materially restrict or limit Lessee's rights or materially increase Lessee's obligations under this Lease. Notwithstanding such subordination, if Lessee is not in default and so long as Lessee shall pay the Rent and observe and perform all of the provisions and covenants required under this Lease, Lessee's right to quiet possession of the Premises shall not be disturbed or effected by any subordination.

24. WAIVER: The waiver by Lessor of any breach of any term, covenant or condition, herein contained shall not be construed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of Rent hereunder by Lessor shall not be deemed to be a waiver of Lessee's breach of any term, covenant, or condition of the Lease.

25. HOLDING OVER: Any holding over after the end of the Lease Term requires Lessor's written approval prior to the end of the Lease Term, which, notwithstanding any other provisions of this Lease, Lessor may withhold and shall be construed to be a tenancy at sufferance from month to month. Lessee shall pay to Lessor monthly base rent equal to one and one-half (1.5) times the monthly base rent installment due in the last month of the Lease Term and all other additional rent and all other terms and conditions of the Lease shall apply, so far as applicable. Holding over by Lessee without written approval of Lessor shall subject Lessee to the liabilities and obligations provided for in this Lease and by law, including, but not limited to those in Section 2.1 of this Lease. Lessee shall indemnify and hold Lessor harmless against any loss or liability resulting from any delay caused by Lessee in surrendering the Premises, including without limitation, any claims made or penalties incurred by any succeeding lessee or by Lessor. No holding over shall be deemed or construed to exercise any option to extend or renew this Lease in lieu of full and timely exercise of any such option as required hereunder.


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

26. SUCCESSORS AND ASSIGNS: The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

27. ESTOPPEL CERTIFICATES: Lessee shall at any time during the Lease Term, upon not less than ten (10) days prior written notice from Lessor, execute and deliver to Lessor a statement in writing certifying that, this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the dates to which the Rent and other charges have been paid in advance, if any, and acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Lessee's failure to deliver such a statement within such time shall be conclusive upon the Lessee that (a) this Lease is in full force and effect, without modification except as may be represented by Lessor; (b) there are no uncured defaults in Lessor's performance.

28. TIME: Time is of the essence of the Lease.

29. CAPTIONS: The headings on titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

30. PARTY NAMES: Landlord and Tenant may be used in various places in this Lease as a substitute for Lessor and Lessee respectively.

31. EARTHQUAKE INSURANCE: As a condition of Lessor agreeing to waive the requirement for earthquake insurance, Lessee agrees that it will pay, as additional Rent, an amount not to exceed Twenty-Six Thousand Three Hundred Dollars ($26,300) per year for earthquake insurance if Lessor desires to obtain some form of earthquake insurance in the future, if and when available, on terms acceptable to Lessor.

32. HABITUAL DEFAULT: Notwithstanding anything to the contrary contained in
Section 14 herein, Lessor and Lessee agree that if Lessee shall have defaulted in the payment of Rent for three or more times during any twelve month period during the Lease Term, then such conduct shall, at the option of the Lessor, represent a separate event of default which cannot be cured by Lessee. Lessee acknowledges that the purpose of this provision is to prevent repetitive defaults by the Lessee under the Lease, which constitute a hardship to the Lessor and deprive the Lessor of the timely performance by the Lessee hereunder.

33. HAZARDOUS MATERIALS
33.1 DEFINITIONS: As used in this Lease, the following terms shall have the following meaning:
     a. The term "Hazardous Materials" shall mean (i) polychlorinated biphenyls;
     (ii) radioactive materials and (iii) any chemical, material or substance now or hereafter defined as or included in the definitions of "hazardous substance" "hazardous water", "hazardous material", "extremely hazardous waste", "restricted hazardous waste" under Section 25115, 25117 or 15122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substances Account Act), (iii) defined as "hazardous material", "hazardous substance", or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release, Response, Plans and Inventory), (iv) defined as a "hazardous substance" under Section 25181 of the California Health and Safety Code,


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     Division 20l, Chapter 6.7 (Underground Storage of Hazardous Substances),
     (v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as "hazardous" or "extremely hazardous" pursuant to Article II of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) defined as "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq. or listed pursuant to Section 1004 of the Federal Water Pollution Control Act (33 U.S.C. 1317), (ix) defined as a "hazardous waste", pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., (x) defined as "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Responsibility Compensations, and Liability Act, 42 U.S.C. 9601 et seq., or (xi) regulated under the Toxic Substances Control Act, 156 U.S.C. 2601 et seq.
     b. The term "Hazardous Materials Laws" shall mean any local, state and federal laws, rules, regulations, or ordinances relating to the use, generation, transportation, analysis, manufacture, installation, release, discharge, storage or disposal of Hazardous Material.
     c. The term "Lessor's Agents" as used herein shall mean Lessor's agents, representatives, employees, contractors, subcontractors, directors, officers and partners.
     d. The term "Lessee's Agents" as used herein shall mean Lessee's agents, representatives, employees, contractors, subcontractors, directors, officers, partners, invitees or any other person in or about the Premises.

33.2 LESSEE'S RIGHT TO INVESTIGATE: Lessee shall be entitled to cause such inspection, soils and ground water tests, and other evaluations to be made of the Premises as Lessee deems necessary regarding (i) the presence and use of Hazardous Materials in or about the Premises, and (ii) the potential for exposure to Lessee's employees and other persons to any Hazardous Materials used and stored by previous occupants in or about the Premises. Lessee shall provide Lessor with copies of all inspections, tests and evaluations. Lessee shall indemnify, defend, and hold Lessor harmless from any cost, claim or expense arising from such entry by Lessee or from the performance of any such investigation by such Lessee. Within thirty (30) days of the Commencement Date, Lessee shall provide Lessor with the results of its Hazardous Materials investigations which shall be used to establish a base line level for Hazardous Materials at the Premises.

33.3 LESSOR'S REPRESENTATIONS: Lessor hereby represents and warrants to the best of Lessor's knowledge that the Premises are, as of the date of this Lease, in compliance with all Hazardous Material Laws.

33.4 LESSEE'S OBLIGATION TO INDEMNIFY: Lessee, at its sole cost and expense, shall indemnify, defend, protect and hold Lessor and Lessor's Agents harmless from and against any and all cost or expenses, including those described under subparagraphs i, ii and iii herein below set forth, arising from or caused in whole or in part, directly or indirectly by:
     a. Lessee's or Lessee's Agents' use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Material to, in, on, under, about or from the Premises; or
     b. Lessee's or Lessee's Agents failure to comply with Hazardous Material laws; or
     c. Any release of Hazardous Material to, in, on, under, about, from or onto the Premises caused by Lessee or Lessee's Agents or occurring during the Lease Term, except ground water contamination from other parcels where the source is from off the Premises not arising from or caused by Lessee or Lessee's Agents.
The cost and expenses indemnified against include, but are not limited to the following:
     i. Any and all claims, actions, suits, proceedings, losses, damages, liabilities, deficiencies, forfeitures, penalties, fines, punitive damages, cost or expenses;
     ii. Any claim, action, suit or proceeding for personal injury (including sickness, disease, or death), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources of the environment, nuisance, pollution, contamination, leaks, spills, release or other adverse effects on the environment;


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     iii. The cost of any repair, clean-up, treatment or detoxification of the
     Premises necessary to bring the Premises into compliance with all Hazardous Material Laws, including the preparation and implementation of any closure, disposal, remedial action, or other actions with regard to the Premises, and expenses (including, without limitation, reasonable attorney's fees and consultants fees, investigation and laboratory fees, court cost and litigation expenses).

33.5 LESSEE'S OBLIGATION TO REMEDIATE CONTAMINATION: Lessee shall, at its sole cost and expense, promptly take any and all action necessary to remediate contamination of the Premises by Hazardous Materials during the Lease Term occurring as a result of acts or omissions of Lessee or Lessee's Agents, but Lessee shall only be obligated to remediate to levels required now or in the future by any governmental agency having jurisdiction over such contamination.

33.6 OBLIGATION TO NOTIFY: Lessor and Lessee shall each give written notice to the other as soon as reasonably practical of (i) any communication received from any governmental authority concerning Hazardous Material which related to the Premises and (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any Hazardous Material Laws.

33.7 SURVIVAL: The obligations of Lessee under this Section 33 shall survive the Lease Term or earlier termination of this Lease.

33.8 CERTIFICATION AND CLOSURE: On or before the end of the Lease Term or earlier termination of this Lease, Lessee shall deliver to Lessor a certification executed by Lessee stating that, to the best of Lessee's knowledge, there exists no violation of Hazardous Material Laws resulting from Lessee's obligation in Paragraph 33. If pursuant to local ordinance, state or federal law, Lessee is required, at the expiration of the Lease Term, to submit a closure plan for the Premises to a local, state or federal agency, then Lessee shall furnish to Lessor a copy of such plan.

33.9 PRIOR HAZARDOUS MATERIALS: Lessee shall have no obligation to clean up or to hold Lessor harmless with respect to, any Hazardous Material or wastes discovered on the Premises which were not introduced into, in, on, about, from or under the Premises during the Lease Term or ground water contamination from other parcels where the source is from off the Premises not arising from or caused by Lessee or Lessee's Agents.

34. BROKERS: Lessor and Lessee represent that they have not utilized or contacted a real estate broker or finder with respect to this Lease other than CPS ("CPS") and Lessee agrees to indemnify and hold Lessor harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Lessee other than CPS. Lessor shall at its sole cost and expense pay the brokerage commission per Lessor's standard commission schedule to CPS in connection with this transaction. Lessor represents and warrants that it has not utilized or contacted a real estate broker or finder with respect to this Lease other than CPS and Lessor agrees to indemnify and hold Lessee harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Lessor.

35. OPTION TO EXTEND: Lessor hereby grants to Lessee one (1) option to extend the Lease Term, with the extended term to be for a period of one (1) year, on the following terms and conditions:

     (i) Lessee shall give Lessor written notice of its exercise of its option to extend no earlier than twenty-four (24) calendar months, nor later than six (6) calendar months before the Lease Term would end but for said exercise. Time is of the essence.

     (ii) Lessee may not extend the Lease Term pursuant to any option granted by this section 35 if Lessee is in default as of the date of the exercise of its option. If Lessee has committed a default by Lessee as defined in
     Section 14 or 32 that has not been cured or waived by Lessor in writing by the date that any extended term is to commence, then Lessor may


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     elect not to allow the Lease Term to be extended, notwithstanding any notice given by Lessee of an exercise of this option to extend.

     (iii) All terms and conditions of this Lease shall apply during the extended term, except that the base rent shall be $82,225.

     (iv) Once Lessee delivers a notice of exercise of its options to extend the Lease Term, Lessee may not withdraw such exercise and subject to the provisions of this Section 35, such notice shall operate to extend the Lease Term. Upon any extension of the Lease Term pursuant to this Section 35, the term "Lease Term" as used in this Lease shall thereafter include the then extended term.

     (v) The option rights of Cisco Systems, Inc. granted under this Section 35 are granted for Cisco Systems, Inc.'s personal benefit and may not be assigned or transferred by Cisco Systems, Inc. or exercised if Cisco Systems, Inc. is not occupying the Premises at the time of exercise. Notwithstanding the above, Lessor waives the above due to the limit of one year on the option herein.

36. APPROVALS: Whenever in this Lease the Lessor's or Lessee's consent is required, such consent shall not be unreasonably or arbitrarily withheld or delayed. In the event that the Lessor or Lessee does not respond to a request for any consents which may be required of it in this Lease within ten business days of the request of such consent in writing by the Lessee or Lessor, such consent shall be deemed to have been given by the Lessor or Lessee.

37. AUTHORITY: Each party executing this Lease represents and warrants that he or she is duly authorized to execute and deliver the Lease. If executed on behalf of a corporation, that the Lease is executed in accordance with the by-laws of said corporation (or a partnership that the Lease is executed in accordance with the partnership agreement of such partnership), that no other party's approval or consent to such execution and delivery is required, and that the Lease is binding upon said individual, corporation (or partnership) as the case may be in accordance with its terms.

38. INDEMNIFICATION OF LESSOR: Except to the extent caused by the sole negligence or willful misconduct of Lessor or Lessor's Agents, Lessee shall defend, indemnify and hold Lessor harmless from and against any and all obligations, losses, costs, expenses, claims, demands, attorney's fees, investigation costs or liabilities on account of, or arising out of the use, condition or occupancy of the Premises or any act or omission to act of Lessee or Lessee's Agents or any occurrence in, upon, about or at the Premises, including, without limitation, any of the foregoing provisions arising out of the use, generation, manufacture, installation, release, discharge, storage, or disposal of Hazardous Materials by Lessee or Lessee's Agents. It is understood that Lessee is and shall be in control and possession of the Premises and that Lessor shall in no event be responsible or liable for any injury or damage or injury to any person whatsoever, happening on, in, about, or in connection with the Premises, or for any injury or damage to the Premises or any part thereof. This Lease is entered into on the express condition that Lessor shall not be liable for, or suffer loss by reason of injury to person or property, from whatever cause, which in any way may be connected with the use, condition or occupancy of the Premises or personal property located herein. The provisions of this Lease permitting Lessor to enter and inspect the Premises are for the purpose of enabling Lessor to become informed as to whether Lessee is complying with the terms of this Lease and Lessor shall be under no duty to enter, inspect or to perform any of Lessee's covenants set forth in this Lease. Lessee shall further indemnify, defend and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation to Lessee's part to be performed under the terms of this Lease. The provisions of Section 38 shall survive the Lease Term or earlier termination of this Lease with respect to any damage, injury or death occurring during the Lease Term.

39. LESSOR'S LIABILITY: If Lessee should recover a money judgment against Lessor arising in connection with this Lease, the judgment shall be satisfied only out of the Lessor's interest in the Premises and any proceeds from the sale or refinance of the Premises and neither Lessor or any of its partners shall be liable personally for any deficiency.

40. MISCELLANEOUS PROVISIONS: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights or remedies in law and in equity.

41. CHOICE OF LAW: This lease shall be construed and enforced in accordance with the substantive laws of the State of California. The language of all parts of this lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Lessor or Lessee.

42. ENTIRE AGREEMENT: This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided for herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

IN WITNESS WHEREOF, Lessor and Lessee have executed these presents, the day and year first above written.


LESSOR                                      LESSEE
BERG & BERG ENTERPRISES, INC.               CISCO SYSTEMS, INC.


By:                                         By:
    ----------------------------------          ----------------------------------
signature of authorized representative      signature of authorized representative


--------------------------------------      --------------------------------------
printed name                                printed name


--------------------------------------      --------------------------------------
title                                       title


--------------------------------------      --------------------------------------
date                                        date

                                      Exhibit A









Site Plan to be attached.

                                     Exhibit A.1









Floor Plan to be attached.

PARTIES: This Lease, executed in duplicate at Cupertino, California, on May __, 1995, by and between Berg & Berg Enterprises, Inc., a California corporation, and StrataCom, Inc., a Delaware Corporation, hereinafter called respectively Lessor and Lessee, without regard to number or gender.

USE AND PREMISES: WITNESSETH: That Lessor hereby Leases to Lessee, and Lessee hires from Lessor, for the purpose of conducting therein office, research and development, light manufacturing, and warehouse activities, and any other legal activity; and for no other purpose without obtaining the prior written consent of Lessor, those certain Premises with the appurtenances (the "Premises"), situated in the City of San Jose, County of Santa Clara, State of California, and more particularly described as follows:

     200,000 square feet of space (the "Building"), including all improvements thereto of the Premises, including the right to use up to 700 unreserved parking spaces, as shown on Exhibit A. The address for the Premises is _________Hellyer Avenue, San Jose, California 95138.

TERM: The term shall be for eighty-four (84) months, commencing on the Commencement Date as defined in Paragraph 1 and ending eighty-four months thereafter.

RENT: Base rent shall be payable in monthly installments as follows:

     Months 1 to 24                $159,056
     Months 25 to 48               $169,056
     Months 49 to 60               $173,056
     Months 61 to 84               $183,056

Base rent as scheduled above shall be payable in advance on or before the first day of each calendar month during the term hereof. The term "Rent," as used herein, shall be deemed to be and to mean the base monthly rent and all other sums required to be paid by Lessee pursuant to the terms of this Lease. Rent shall be paid in lawful money of the United States of America, without offset or deduction, and shall be paid to Lessor at such place or places as may be designated from time to time by Lessor. Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment. Lessee shall deposit with Lessor the first month's rent on or before November 1, 1995.

SECURITY DEPOSIT: Lessee shall deposit with Lessor the sum of One Hundred Fifty-Nine Thousand and Fifty-Six Dollars ($159,056) (the "Security Deposit"). The Security Deposit shall be held by Lessor as security for the faithful performance by Lessee of all of the terms, covenants, and conditions of this Lease applicable to Lessee. If Lessee commits a Default as provided for herein, including but not limited to a Default with respect to the provisions contained herein relating to the condition of the Premises upon the Lease Expiration or Termination, Lessor may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any amount which Lessor may spend by reason of Default by Lessee. If any portion of the Security Deposit is so used or applied, Lessee shall, within ten days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount. Lessee's failure to do so shall be a Default by Lessee. Any attempt by Lessee to transfer or encumber its interest in the Security Deposit shall be null and void. Upon execution of this Lease, Lessee shall deposit with Lessor the Security Deposit. In lieu of a cash security deposit, Lessee may provide Lessor with an irrevocable, unconditional standard form letter of credit. Notwithstanding the above, Lessor agrees to waive the requirement for Lessee to make a security deposit provided Lessee's net worth exceeds $75 million. If at any time during this Lease, Lessee's net worth is less than $75 million, Lessee shall deposit with Lessor the Security Deposit referenced above within ten days after the issuance of Lessee's financial statements indicating the reduction in net worth below $75 million. If Lessee fails to make the Security Deposit as required and such failure is not cured within ten (10) days after Lessee's receipt of written notice from Lessor, Lessee shall be deemed to be in Default per Section 14.1 (a) of this Lease.

LATE CHARGES: Lessee hereby acknowledges that a late payment made by Lessee to Lessor of Rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges, which may be imposed on Lessor according to the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Lessee is not received by Lessor or Lessor's designee within ten (10) days after such amount is due,

Lessee shall pay to Lessor a late charge equal to five (5%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payments made by Lessee. Acceptance of such late charges by Lessor shall in no event constitute a waiver of Lessee's Default with respect to such overdue amount, nor shall it prevent Lessor from exercising any of the other rights and remedies granted hereunder. Notwithstanding the above, Lessor agrees to waive one late charge per any twelve month period during the lease term. In addition, Lessee shall not be required to pay a late charge if it is the result of a non-recurring unusual event such as an accounting error.

QUIET ENJOYMENT: Lessor covenants and agrees with Lessee that upon Lessee paying Rent and performing its covenants and conditions under this Lease, Lessee shall and may peaceably and quietly have, hold and enjoy the Premises for the Lease Term, subject, however, to the rights reserved by Lessor hereunder. Subject to the above, Lessor shall obtain a non-disturbance agreement from existing or future lenders for benefit of Lessee.

IT IS FURTHER MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:

1. POSSESSION: Possession shall be deemed tendered and the term shall commence upon the first to occur of the following (the "Commencement Date"): (i) the Premises are Substantially Complete or (ii) Lessee occupies the Premises and commences to conduct business operations or (iii) if Lessor is prevented from or delayed in completing its work under Section 2 of this Lease due to the acts or omissions of Lessee, such work will be deemed Substantially Complete as of the date on which it would have been Substantially Complete had it not been for such Lessee-caused delay. It is the intention of Lessee and Lessor that January 1, 1996 shall be the Commencement Date.

When the actual Commencement Date is determined, the parties shall execute a Commencement Date Memorandum setting forth the Commencement Date, the actual gross exterior square footage of the Building and the Base rent amount based on the actual gross exterior square footage and the TI Allowance based on the actual gross exterior square footage of the Building, but failure to do so shall not affect the continuing validity and enforceability of this Lease, which shall remain in full force and effect.

"Substantially Complete" shall mean that: (i) Lessor has tendered possession of Premises to Lessee, (ii) Lessor has met all legal requirements for occupancy,
(iii) The Building Shell and Lessee Improvements are materially complete per the approved plans, exclusive of telephone or other communication systems, punchlist items and there remains no incomplete or defective items of work which would materially adversely affect Lessee's intended use of the Premises and (iv) said interior of the building is in a "broom clean" condition.

2. BUILDING SHELL AND LESSEE'S IMPROVEMENTS: The "Building Shell", as defined in the attached Exhibit B shall be constructed at Lessor's sole cost and expense by independent contractors to be employed by and under the supervision of Lessor in accordance with the StrataCom, Inc. Performance Specification Division 1-8, attached hereto as Exhibit C, site plan, elevations, plans, specifications, and working drawings to be prepared by Lessor, approved by Lessee, and thereafter attached hereto as Exhibit D (collectively the "Shell Plans").

The "Lessee Interior Improvements" shall be defined as all items not part of the Building Shell and shall conform to the StrataCom, Inc. Performance Specification, Division 9-16, attached hereto as Exhibit C and shall be constructed by independent contractors to be employed by and under the supervision of Lessor, in accordance with complete plans and specifications prepared by Lessor for submission to the City of San Jose ("Lessee Improvement Plans"), complete with all mechanical and electrical design, approved by Lessee, and then to be attached hereto as Exhibit E. Lessee and its designated representatives, shall at all times during the construction of the Building Shell and the Lessee Interior Improvements have access to the Premises to monitor the progress of construction and Lessor's compliance with its obligation hereunder; provided however, that such access shall not unreasonably interfere with the activities of Lessor or its contractors. If Lessor notifies Lessee that any fittings, finishes or other materials included in the specifications for the Lessee Interior Improvements cannot be obtained within sixty (60) days after placing an order therefor, Lessee shall be responsible for selecting alternative fittings, finishes or other materials which can be obtained within said sixty (60) day period, or, if Lessee does not specify any alternative, Lessee shall be responsible for any delay beyond said sixty (60) day period.

Lessor shall be responsible for ensuring that the Building Shell and Lessee Interior Improvements conform to all applied statutes, rules, regulations, ordinances, and San Jose Building Department interpretations. Lessor shall construct the Building Shell and

Lessee Interior Improvements in accordance with the Lessee approved plans and all existing applicable municipal, local, state and federal laws, statutes, rules, regulations and ordinances.

For any contract to be entered into between Lessor and any contractor furnishing labor or materials in connection with the construction of the Lessee Interior Improvements where the payment due under such contract is estimated by Lessor or Lessee to be in excess of $50,000, Lessor shall request bids from at least three
(3) qualified contractors selected by Lessor for bidding. Lessor will accept the lowest bid. Lessee shall have the opportunity to review the qualified bidders list and may select a bidder of their choice for any bid provided the bidder meets Lessor's reasonable requirements.

Lessor shall be responsible for and shall pay the cost of the Lessee Interior Improvements up to the amount of Five Million Dollars ($5,000,000) (the "TI Allowance"), being $25.00 per square foot times 200,000 square feet. In the event the cost of the Lessee Interior Improvements is less than the TI Allowance, the monthly rent under the Lease shall be reduced by a factor of $.01 per month for each dollar of the TI Allowance not expended. Costs in excess of the TI Allowance, if any, will not be incurred without advance approval of Lessee. Any approved cost over the TI Allowance shall be paid for by Lessee in cash within fifteen (15) days after Lessor has provided Lessee with evidence that the work approved is complete. Lessor shall be entitled to a construction management fee covering its overhead and profit on the TI Allowance not to exceed eight percent (8%). All costs for Lessee Interior Improvements shall be documented and subject to verification by Lessee. Minimum Lessee Interior Improvements shall be $4,000,000.

Lessor shall use its best efforts to cause the Commencement Date of the initial term to occur not later than January 1, 1996. If the Commencement Date of the initial term has not occurred on or before January 15, 1996, Lessee shall be entitled to a credit against the monthly payments of Base rent due after the commencement of the term in an amount equal to $500,000 and if the Commencement Date has not occurred by January 31, 1996, Lessee shall be entitled to an additional credit of $500,000 against monthly payments of Base rent. If the Commencement Date has not occurred by April 15, 1996, Lessee may at its sole option by written notice to Lessor have the right to terminate this Lease at any time thereafter until the term, in fact, commences. If Lessee should terminate this Lease as provided above, Lessor shall within 5 days pay Lessee in cash the $1,000,000 as liquidated damages. Lessor hereby acknowledges that having a Commencement Date after January 1, 1996 will cause Lessee to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, the parties hereby agree that the above referenced credits represent a fair and reasonable estimate of the costs Lessee will incur by reason of a Commencement Date later than January 1, 1996. Notwithstanding anything to the contrary herein, all dates stated herein shall be extended one day for each day Lessor is unable to Substantially Complete the Premises due to acts of God, one day for each day Lessor is unable to Substantially Complete the Premises due to Lessee delays, one day for each day Lessor is unable to Substantially Complete the Premises due to governmental actions (other than governmental action of refusing to approve work which fails to comply with the law or the building permit) which occurs after receipt of normal building permits, and one day each for each day Lessee fails to meet Lessee deadlines for approvals as shown on attached Exhibit F. Lessee shall have a minimum of 3 business days to approve or disapprove any preliminary plans and a minimum of 10 business days to approve or disapprove any final plans. If plans are disapproved, Lessee shall state the reason for disapproval and Lessor and Lessee shall act in good faith to resolve any issues.

2.1 ACCEPTANCE OF PREMISES AND COVENANTS TO SURRENDER: Lessor represents that the Premises will be in good order and repair, and will comply with all legal requirements for occupancy as of the Commencement Date. Lessee agrees on the last day of the term hereof, or on the sooner Termination of this Lease, to surrender the Premises to Lessor in good condition and repair. Good condition and repair shall not mean original condition, but shall mean the Premises are in a commercially acceptable condition suitable for continuing occupancy by a reasonable lessee, Hazardous Materials not caused by Lessee or Lessee's Agents, casualty damage and condemnation excepted. The interior walls of all office and warehouse areas, the floors of all office and warehouse areas, all suspended ceilings and any carpeting shall be cleaned and in good condition and repair, free of holes, gouges and defacements, Hazardous Materials not caused by Lessee or Lessee's Agents, casualty damage and condemnation excepted. Lessee also agrees to surrender unto Lessor all alterations, additions, and improvements which may have been made in, to, or on the Premises by Lessee (Lessee's Alterations), except with respect to Lessee's Alterations which Lessor notified Lessee that Lessor would require to be removed at the time Lessor consented to the making of such Lessee's Alterations. Lessee will remove all such Lessee's Alterations at Lessee's sole cost and expense and Lessee will repair any and all material damage to the Premises caused by such removal. Lessee, on or before the end of the term or sooner Termination of this

Lease, shall remove all its personal property and trade fixtures from the Premises, and all such property not so removed shall be deemed to be abandoned by Lessee. Lessee shall reimburse Lessor for all disposition costs incurred by Lessor relative to Lessee's abandoned property. If the Premises are not surrendered at the end of the term, Lessee shall indemnify Lessor against loss or liability resulting from any delay caused by Lessee in surrendering the Premises including, without limitation, any claims made by any succeeding lessee founded on such delay. Notwithstanding the above, Lessee's liability pursuant to the indemnification provision in this Section 2.1 shall not exceed one million dollars ($1,000,000). Lessor waives any and all claims against and releases Lessee from liability for loss or liability of Lessor in excess of $1,000,000 which may be caused by or arise in connection with any delay caused by Lessee in surrendering the Premises as provided in this Section 2.1, except that Lessee must, in addition to the above, comply with all other terms of the Lease, including the payment of Rent until Lessee surrenders the Premises to Lessor.

3. USES PROHIBITED: Lessee shall not commit, or suffer to be committed, any waste upon the said Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the buildings in which the subject Premises may be located or allow any sale by auction upon the Premises, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls, or ceiling which may endanger the structure, or use any machinery or apparatus which will in any manner vibrate or shake the Premises or the building of which it is a part, or place any harmful liquids in the drainage system of the building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Leased Premises outside of the building proper. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Leased Premises outside of the building structure, unless approved by the local, state federal or other applicable governing authority. Lessor consents to Lessee's use of materials which are incidental to the normal, day-to-day operations of Lessee, such as copier fluids, cleaning materials, etc., but this does not relieve Lessee of any of its obligations not to contaminate the Premises or related real property or violated any hazardous materials laws.

4. ALTERATIONS AND ADDITIONS: Lessee shall not make, or suffer to be made, any alteration or addition to said Premises, or any part thereof, without the express, advance written consent of Lessor; any addition or alteration to said Premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Lessor as of termination of the Lease. Alterations and additions which are not deemed as trade fixtures shall include HVAC systems, lighting systems, electrical systems, partitioning, carpeting, or any other installation which has become an integral part of the Leased Premises. Lessee agrees that it will not proceed to make such alterations or additions until all required government permits have been obtained and after having obtained consent from Lessor to do so, until five
(5) days from the receipt of such consent, so that Lessor may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Lessee's improvements. Lessee will at all times permit such notices to be posted and to remain posted until the completion of work. Lessee may remove and will be required to remove its special tenant improvements and all related equipment installed by Lessee at or prior to Lease Expiration or Termination. Notwithstanding the above, Lessor agrees to allow any reasonable alterations and improvements and will notify Lessee in accordance with Section 2.1 at the time of approval if such improvements or alterations are to be removed on Expiration or Termination. Notwithstanding the above, Lessee shall have the right, during the term of this Lease, to make improvements to the Premises at their sole cost and expense of $25,000 with no approval from Lessor, provided they are not structural and subject to the requirement to remove the subject improvements at Lease Expiration or Termination.

5. MAINTENANCE OF PREMISES: Lessee shall at its sole cost and expense keep and maintain the interior of the Premises, including, but not limited to, all lighting systems, temperature control systems and plumbing systems, in good and sanitary order, condition and repair, including any required replacements. Lessee shall maintain all wall surfaces and floor coverings in good condition.

Lessee shall keep and maintain in good condition and repair including required replacements, at Lessee's sole cost and expense the following:
     1. The exterior of the building, any appurtenances and every part thereof, including but not limited to, glazing, sidewalks, parking areas, electrical systems, HVAC systems, elevator systems, roof, and painting of exterior walls.

     2. The HVAC by a service contract with a licensed air conditioning and heating contractor which contract shall provide for a minimum of bi-monthly maintenance of all air conditioning and heating equipment at the

     Leased Premises including HVAC repairs or replacements which are either excluded from such service contract or any existing equipment warranties.
     3. The landscaping by a landscape contract to water, maintain, trim and replace, when necessary, any shrubbery and landscaping on the Leased Premises.
     4. The roof membrane by a service contract with a licensed reputable roofing contractor which contract shall provide for a minimum of semi-annual maintenance and repair of the roof at the Leased Premises, including cleaning storm gutters and drains and removing debris and trimming overhanging trees.
     5. The elevator by a service contract with a licensed elevator service company which contract will provide for a minimum of quarterly maintenance of the elevator and related equipment at the Leased Premises, including repair and replacements of parts and equipment.

Notwithstanding the maintenance obligations imposed on Lessee by this Section 5, if any single repair or replacement for which Lessee would otherwise be responsible under this Section 5 would cost more than $25,000, provided Lessee gives Lessor 5 business days advance written notice of its intent to make such repair (except in the case of an emergency), then Lessor shall reimburse Lessee for the cost of such repair or replacement and the total cost shall be amortized (calculated in terms of months) over the estimated useful life of the repair or replacement item, not to exceed 12 years, at Wells Fargo prime rate plus one percent (1%) and Lessee shall pay to Lessor the monthly amount so derived during each month occurring in the remaining Lease term and any extension thereof.

Lessee hereby waives any and all rights to make repairs at the expense of Lessor as provided in Section 1942 of the Civil Code of the State of California, and all rights provided for by Section 1941 of said Civil Code.

Lessor shall be responsible for any maintaining and repairing (including, without limitation, the correction of any defect) in the structural components of the Premises, including without limitation, the roof structure (not membrane), exterior walls and foundation during the Lease term subject to
Section 19.

6. HAZARD INSURANCE: Lessee shall not use, or permit said Premises, or any part thereof, to be used, for any purpose other than that for which said Premises are hereby Leased; and no use shall be made or permitted to be made of the said Premises, nor acts done, which may cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by a standard form fire insurance policy.
 Lessee shall, at its sole cost and expense, comply with any and all requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and general liability insurance, covering said building and appurtenances. The Lessor agrees to purchase and keep in force fire and extended coverage insurance covering loss or damage to the Premises in an amount equal to the full replacement cost of said Premises as determined by Lessor, with proceeds payable to Lessor. The Lessee acknowledges that the insurance referenced above does not include coverage for Lessee's personal property. In the event of a loss per the insurance provisions of this paragraph, Lessee shall be responsible for deductibles up to a maximum of $5,000 per occurrence. The Lessee agrees to pay to the Lessor as additional Rent, on demand, the full cost of said insurance as evidenced by insurance billings to the Lessor. It is understood and agreed that Lessee's obligation under this paragraph will be prorated to reflect the Commencement Date and Termination Date of this Lease.

Notwithstanding any provisions to the contrary in the Lease, Lessor and Lessee hereby waive any rights each may have against the other related to any loss or damage caused to the Lessor or the Lessee as the case may be, or to the Premises or its contents, and which may arise from any risk generally covered by fire and extended coverage insurance. The parties shall provide that their respective insurance policies insuring the property or the personal property include a waiver of any right of subrogation which said insurance company may have against the Lessor or the Lessee, as the case may be. Lessor shall maintain in full force and effect, a policy of rental loss insurance, in an amount equal to the amount of Rent payable by Lessee commencing on the date of loss during the next ensuing one (1) year, as reasonably determined by Lessor with proceeds payable to Lessor unless Lessee notifies Lessor in writing that Lessee will provide the loss of rents coverage required herein. Lessee shall reimburse Lessor for the full cost of said rental loss insurance coverage.

Lessee may provide all of the policies of insurance required in Section 6 provided the policies meet the standards of Lessor below and are paid in full by
Lessee:

     a. certificates evidencing the insurance required hereunder shall be deposited with Lessor thirty (30) days prior to the Commencement Date, and upon each renewal of such policies, shall be effective not less than thirty
     (30) days prior to the expiration date of the term of such coverage,

     b. shall be in a form reasonably satisfactory to Lessor and shall provide all of the coverage required in Section 6,

     c. shall be carried with companies with a Best Rating of A+ minimum,

     d. shall specifically provide that such policies shall not be subject to cancellation, reduction of coverage or other change except after at least thirty (30) days' prior written notice to Lessor,

     e. shall name Lessor, a lender with a security interest in the Premises identified to Lessee by Lessor, as additional insureds by endorsement to policy to the extent of the full replacement cost of the Premises,

     f. shall provide the insurance proceeds are payable to Lessor,

     g. shall provide that Lessee assumes responsibilities of Lessor in Section 19 with regard to maintaining insurance.

7. ABANDONMENT: Lessee shall not vacate or abandon the Premises at any time during the term; and if Lessee shall abandon, vacate or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor. Notwithstanding the above, the Premises shall not be considered vacated or abandoned if Lessee maintains the Premises in good condition, provides security and is not in Default.

8. FREE FROM LIENS: Lessee shall keep the subject Premises and the property in which the subject Premises are situated, free from any and all liens including but not limited to liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. However, the Lessor shall allow Lessee to contest a lien claim, so long as the claim is discharged prior to any foreclosure proceeding being initiated against the property and provided Lessee provides Lessor a bond if the lien exceeds $5,000.

9. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Lessee shall, at its sole cost and expense, comply with all of the requirements of all Local, Municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to Lessee's use and occupancy of the said Premises, and shall faithfully observe in the use of the Premises all Local and Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. Notwithstanding the obligations to comply with governmental regulations imposed on Lessee by this Section 9, if any single addition, repair or replacement for which Lessee would otherwise be responsible under this Section 9 would cost more than $15,000 and such addition, repair or replacement is not required as a result of Lessee's particular use of the Premises, then Lessor shall make and pay for such addition, repair or replacement and the total cost shall be amortized (calculated in terms of months) over the estimated useful life of the repair or replacement item, not to exceed 12 years, at Wells Fargo prime rate plus one percent (1%), and Lessee shall pay to Lessor the amount so derived during each month occurring in the remaining Lease term and any extension thereof.

10. LESSEE'S INSURANCE: Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor and Lessor's Agents for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises, including loss of use, and for injuries to persons in, upon or about said Premises, from any cause arising at any time, and Lessee will hold Lessor and Lessor's Agents exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use or occupancy of the Premises by Lessee, or from the failure of Lessee to keep the Premises in good condition and repair, as herein provided. Lessee shall secure and keep in force a standard policy of general liability insurance and property damage policy covering the Leased Premises, including parking areas, insuring the Lessee. A certificate of said policy naming Lessor as an additional insured shall be delivered to Lessor and will have a combined single limit for both bodily injury, death and property damage in an amount not less than five million dollars ($5,000,000.00). Lessee shall obtain a written obligation on the part of the insurer to notify Lessor

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30 days in advance in writing before any cancellation thereof.  Lessee shall obtain, at Lessee's sole cost and expense, a policy of fire and extended coverage insurance including coverage for direct physical loss special form, and a sprinkler leakage endorsement insuring the personal property of the Lessee. The proceeds from any property damage policy shall be payable to Lessee. Lessee shall, at its sole cost and expense, comply with all of the insurance requirements of all Local, Municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to Lessee's use and occupancy of the said Premises. The provisions of this Section 10, shall not apply to any injury caused by the sole negligence or willful misconduct of Lessor or Lessor's Agents.

11. ADVERTISEMENTS AND SIGNS: Lessee will not place or permit to be placed, in, upon or about the Premises any unusual or extraordinary signs, or any signs not approved by the city, local, state, federal or other applicable governing authority. The Lessee will not place, or permit to be placed upon the Premises, any signs, advertisements or notices without the written consent of the Lessor, and such consent shall not be unreasonably withheld.
A sign so placed on the Premises shall be so placed upon the understanding and agreement that Lessee will remove same at the Termination of this Lease and repair any damage or injury to the Premises caused thereby, and if not so removed by Lessee, then Lessor may have the same removed at Lessee's expense.
 Subject to the provisions above, Lessor hereby consents to the placement of signage on the building as well as a monument sign at the entrance.

12. UTILITIES: Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities supplied to the Premises. Any charges for sewer usage or related fees shall be the obligation of Lessee and paid for by Lessee.

13. ATTORNEY'S FEES: In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party reasonable attorney's fees which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment. In addition to the above, if any party hereto secures a judgment in any legal action or proceeding brought to enforce or interpret any provision of this Lease, or to protect or establish any right or remedy hereunder, then any costs and expenses, including attorneys' fees and costs, incurred by such party in enforcing such judgment shall be recoverable separately from and in addition to any other amount included in such judgment. This Section 13 is intended to be severable from the other provisions of this Lease, and shall survive and not be merged into any such judgment.

14.1 DEFAULT: The occurrence of any of the following shall constitute a "Default" and breach of this Lease by Lessee: a) Any failure by Lessee to pay Rent or to make any other payment required to be made by Lessee hereunder when due if not cured within ten (10) days after written notice thereof by Lessor to Lessee; b) The abandonment or vacation of the Premises by Lessee except as provided in Section 7; c) A failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues for thirty (30) days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of such Default is such that the same cannot be reasonably cured within such thirty (30) day period, Lessee shall not be deemed to be in Default if Lessee shall, within such period, commence such cure and thereafter diligently prosecute the same to completion; d) The making by Lessee of any general assignment for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy which petition is not discharged within 60 days; e) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets or Lessee's interest in this Lease, or the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease unless such appointment or attachment be dissolved within 60 days.

14.2 SURRENDER OF LEASE: In the event of any such Default by Lessee, then in addition to any other remedies available to Lessor at law or in equity, Lessor shall have the immediate option to terminate this Lease and all rights of Lessee hereunder, by giving written notice of such intention to terminate. In the event that Lessor terminates this Lease due to a Default of Lessee, then Lessor may recover from Lessee: a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus b) the worth at the time of award of unpaid Rent which would have been earned after termination until the time of award exceeding the amount of such rental loss; plus c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss; plus d) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and e) at Lessor's election, such other

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amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. As used in (a), (b) and (c) above, the "worth at the time of award" is computed by allowing interest at the rate of Wells Fargo's prime rate plus two (2%) percent per annum.

14.3 RIGHT OF ENTRY AND REMOVAL: In the event of any such Default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee.

14.4 ABANDONMENT: In the event of the vacation or abandonment, except as provided in Section 7, of the Premises by Lessee or in the event that Lessor shall elect to re-enter as provided in paragraph 14.3 above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Lessor does not elect to terminate this Lease as provided in paragraph 14.2 above, this Lease shall continue in effect for so long as Lessor does not terminate Lessee's right to possession, and Lessor may enforce all its rights and remedies under this Lease, including without limitation the right to recover all rent as it becomes due. Acts of maintenance, or preservation, efforts to relet the Leased Premises, or the appointment of a receiver upon initiative of the Lessor to protect Lessor's interest in the Lease shall not constitute a termination of Lessee's right to possession.

14.5 NO IMPLIED TERMINATION: No re-entry or taking possession of the Premises by Lessor pursuant to 14.3 or 14.4 of this Article 14 shall be construed as an election to terminate this Lease unless (i) a written notice of such intention is given to Lessee, (ii) Lessee's right to possession of the Premises is terminated, or (iii) the termination thereof is decreed by a court of competent jurisdiction.

15. SURRENDER OF LEASE: The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or sub tenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or sub tenancies.

16. TAXES: Lessee shall pay and discharge punctually and when the same shall become due and payable without penalty, all real estate taxes, personal property taxes, taxes based on vehicles utilizing parking areas in the Premises, taxes computed or based on rental income (other than federal, state and municipal net income taxes), Environmental Surcharges, privilege taxes, excise taxes, business and occupation taxes, school fees or surcharges, gross receipts taxes, sales and/or use taxes, employee taxes, occupational license taxes, water and sewer taxes, assessments (including, but not limited to, assessments for public improvements or benefit), and all other governmental impositions and charges of every kind and nature whatsoever, regardless of whether now customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing (all of the foregoing being hereinafter collectively called "Tax" or "Taxes") which, at any time during the Lease term, shall be applicable or against the Premises, or shall become due and payable and a lien or charge upon the Premises under or by virtue of any present or future laws, statutes, ordinances, regulations, or other requirements of any governmental authority whatsoever. The term "Environmental Surcharge" shall include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder, or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy (i) generally imposed on similar properties in a wide geographic area without regard to whether the properties subject to the tax are contaminated by Hazardous Materials and which is part of a comprehensive plan imposed by a governmental unit or (ii) imposed with respect to the Premises as the result of the presence of Hazardous Materials for which Lessee is required to indemnify Lessor under Section 33.4 below or to undertake remediation pursuant to Section 33.5 below. . The term "Tax" shall include, without limitation, all taxes, assessments, levies, fees, impositions or charges levied, imposed, assessed, measured, or based in any manner whatsoever (i) in whole or in part on the Rent payable by Lessee under this Lease, (ii) upon or with respect to the use, possession, occupancy, leasing, operation or management of the Premises, (iii) upon this transaction or any document to which Lessee is a party creating or transferring an interest or an estate in the Premises, (iv) upon Lessee's business operations conducted at the Premises, (v) upon, measured by or reasonably attributable to the cost or value of Lessee's equipment, furniture, fixtures and other personal property located on the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Lessee, regardless of whether title to such improvements shall be in Lessor or

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

Lessee, or (vi) in lieu of or equivalent to any Tax set forth in this Section
16. In the event any such Taxes are payable by Lessor and it shall not be lawful for Lessee to reimburse Lessor for such Taxes, then the Rent payable thereunder shall be increased to net Lessor the same net rent after imposition of any such Tax upon Lessor as would have been payable to Lessor prior to the imposition of any such Tax. It is the intention of the parties that Lessor shall be free from all such Taxes and all other governmental impositions and charges of every kind and nature whatsoever. However, nothing contained in this
Section 16 shall require Lessee to pay any Federal or State income, franchise, estate, inheritance, succession, transfer or excess profits tax imposed upon Lessor. If any general or special assessment is levied and assessed against the Premises, Lessor agrees to use its best reasonable efforts to cause the assessment to become a lien on the Premises securing repayment of a bond sold to finance the improvements to which the assessment relates which is payable in installments of principal and interest over the maximum term allowed by law. It is understood and agreed that Lessee's obligation under this paragraph will be prorated to reflect the Commencement Date and Termination Date of this Lease. Notwithstanding the above, Lessee shall not be responsible for increases in real property taxes during the initial term of the Lease if such increase is the sole result of a change in ownership of the Premises by Lessor to other than Lessee (Transfers to corporations, partnerships, trusts or other entities controlled by the Berg family exempted).

Subject to any limitations or restrictions imposed by any deeds of trust or mortgages now or hereafter covering or affecting the Premises, Lessee shall have the right to contest or review the amount or validity of any Tax by appropriate legal proceedings but which is not to be deemed or construed in any way as relieving, modifying or extending Lessee's covenant to pay such Tax at the time and in the manner as provided in this Section 16. However, as a condition of Lessee's right to contest, if such contested Tax is not paid before such contest and if the legal proceedings shall not operate to prevent or stay the collection of the Tax so contested, Lessee shall, before instituting any such proceeding, protect the Premises and the interest of Lessor and of the beneficiary of a deed of trust or the mortgagee of a mortgage affecting the Premises against any lien upon the Premises by a surety bond, issued by an insurance company acceptable to Lessor and in an amount equal to one and one-half (1 1/2) times the amount contested or, at Lessor's option, the amount of the contested Tax and the interest and penalties in connection therewith. Any contest as to the validity or amount of any Tax, whether before or after payment, shall be made by Lessee in Lessee's own name, or if required by law, in the name of Lessor or both Lessor and Lessee. Lessee shall defend, indemnify and hold harmless Lessor from and against any and all costs or expenses, including attorneys' fees, in connection with any such proceedings brought by Lessee, whether in its own name or not. Lessee shall be entitled to retain any refund of any such contested Tax and penalties or interest thereon which have been paid by Lessee. Nothing contained herein shall be construed as affecting or limiting Lessor's right to contest any Tax at Lessor's expense.

17. NOTICES: Unless otherwise provided for in this Lease, any and all written notices or other communication (the "Communication") to be given in connection with this Lease shall be given in writing and shall be given by personal delivery, facsimile transmission or by mailing by registered or certified mail with postage thereon or recognized overnight courier, fully prepaid, in a sealed envelope addressed to the intended recipient as follows:

(a)  to the Lessor at:   10050 Bandley Drive
                         Cupertino, California 95014
                         Attention: Carl E. Berg
                         Fax No: (408) 725-1626

(b)  to the Lessee at:   1400 Parkmoor Avenue
                         San Jose, California 95126
                         Attention: Vice President of Finance
                         Fax No: (408) 999-0836

or such other addresses, facsimile number or individual as may be designated by a Communication given by a party to the other parties as aforesaid. Any Communication given by personal delivery shall be conclusively deemed to have been given and received on a date it is so delivered at such address provided that such date is a business day, otherwise on the first business day following its receipt, and if given by registered or certified mail, on the day on which delivery is made or refused or if given by recognized overnight courier, on the first business day following deposit with such overnight courier and if given by facsimile

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

transmission, on the day on which it was transmitted provided such day is a business day, failing which, on the next business day thereafter.

18. ENTRY BY LESSOR: Lessee shall permit Lessor and its agents to enter into and upon said Premises at all reasonable times using the minimum amount of interference and inconvenience to Lessee and Lessee's business, subject to any security regulations of Lessee, for the purpose of inspecting the same or for the purpose of maintaining the building in which said Premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, without any rebate of Rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises; and shall permit Lessor and his agents, at any time within ninety
(90) days prior to the Expiration of this Lease, to place upon said Premises any usual or ordinary "For Sale" or "For Lease" signs and exhibit the Premises to prospective tenants at reasonable hours.

19. DESTRUCTION OF PREMISES: In the event of a partial destruction of the said Premises during the said term of this Lease from any cause which is covered by
Section 6's property insurance, Lessor shall forthwith repair the same, provided such repairs can be made within ninety (90) days under the laws and regulations of State, Federal, County, or Municipal authorities, but such partial destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of Rent while such repairs are being made to the extent of payments received by Lessor under its Loss of Rents Insurance coverage. With respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Lessee. In the event that the building in which the subject Premises may be situated is destroyed to an extent greater than thirty-three and one-third (33 1/3%) of the replacement cost thereof, Lessor may within ten (10) days of such occurrence, at its sole option, elect to terminate this Lease, whether the subject Premises are injured or not. A total destruction of the building in which the subject Premises are situated shall terminate this Lease. Notwithstanding the above, Lessor is only obligated to repair or rebuild to the extent of the total of available insurance proceeds ("Available Insurance Proceeds") including (i) any "deductible" amount and (ii) any insurance proceeds which would ordinarily have been available had Lessor fulfilled its obligation to carry the hazard insurance specified in Section 6 unless Lessor had previously notified Lessee in writing that such required hazard insurance was not commercially available, in which case insurance proceeds which would have been available if Lessor had carrier such commercially unavailable insurance shall not be included as Available Insurance Proceeds hereunder. If the deductible exceeds $5,000, Lessee's deductible obligation, but is less than $100,000, then Lessor shall fund the amount in excess of $5,000. The deductible amount funded by Lessor, if any, shall be amortized over 20 years at Wells Fargo prime rate plus one percent (1%), and Lessee shall pay to Lessor the amortized cost on a monthly basis over the remaining Lease term and any extensions thereof. Should Lessor reasonably determine that insufficient or no Available Insurance Proceeds are available for repair or reconstruction of Premises, Lessor, at its sole option, may terminate the Lease provided that Lessee shall have the option of continuing this Lease by agreeing to pay all repair costs to the subject Premises in excess of the Available Insurance Proceeds. If Lessor reasonably determines that such repairs will require more than 180 days to complete, Lessor shall so notify Lessee within 10 days following the occurrence of such damage or destruction, and either Lessor or Lessee may terminate this Lease by giving written notice to the other party within ten (10) days after Lessee's receipt of such notice.

20. ASSIGNMENT AND SUBLETTING: Lessee shall not assign this Lease, or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereto, or cause any other person or entity (a bona fide subsidiary or affiliate of Lessee excepted) to occupy or use the said Premises, or any portion thereof, without the advance written consent of Lessor which shall not be unreasonably withheld or delayed. Any such assignment or subletting without such consent shall be void, and shall, at the option of the Lessor, terminate this Lease. This Lease shall not, or shall any interest therein, be assignable, as to the interest of Lessee, by operation of law, without the written consent of Lessor. If Lessee desires to assign its rights under this Lease or to sublet all or a portion of the subject Premises to a party other than a bona fide subsidiary or affiliate of Lessee, Lessee shall; first notify Lessor of the proposed terms and conditions of such assignment or subletting. Notwithstanding any provision to the contrary in this Lease, Lessee may, without Lessor's prior written consent, and without participation by Lessor in assignment and subletting proceeds, sublet or assign the Lease to (i) a subsidiary, affiliate, division or corporation controlled or under common control with Lessee, (ii) a successor corporation related to Lessee by merger, consolidation, non bankruptcy reorganization or government action, (iii) a purchaser of substantially all of Lessee's assets located at the Premises (collectively, "Permitted Transfers"; individually "Permitted Transfer"). Notwithstanding any provision to the contrary in this Lease, the sale or transfer of Lessee's capital stock, including, without limitation, a transfer in connection

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

with the merger, consolidation or nonbankruptcy reorganization of Lessee and any sale through any public exchange, shall not be deemed an assignment, subletting or any other transfer of the Lease or the Premises. Whether or not Lessor's consent to a sublease or assignment is required, in the event of any sublease or assignment, Lessee shall be and remain primarily liable for the performance of all conditions, covenants, and obligations of Lessee hereunder and, in the event of a Default by an assignee or sublessee, Lessor may proceed directly against the original Lessee hereunder and/or any other predecessor of such assignee or sublessee without the necessity of exhausting remedies against said assignee or sublessee.

21. CONDEMNATION: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the date title vests in the condemnor or purchaser, and the Rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only that portion of Rent as the value of the part remaining. The rental adjustment resulting will be computed at the same Rental rate for the remaining part not taken; however, Lessor shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder or if such a part thereof is taken that Lessee's contemplated use of the Premises is materially and adversely affected, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall be payable to the Lessor. Lessee shall be entitled to file its own claim based on tenant improvements Lessee is entitled to remove at termination of the Lease, the unamortized value of such improvements installed at Lessee's expense which are not removable and Lessee's moving costs.

22. EFFECTS OF CONVEYANCE: The term "Lessor" as used in this Lease, means only the owner for the time being of the land and building constituting the Premises, so that, in the event of any sale of said land or building, or in the event of a Lease of said building, the Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of the Lessor hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser of any such sale, or the Lessor of the building, that the purchaser or lessee of the building has assumed and agreed to carry out any and all covenants and obligations of the Lessor hereunder provided that such purchaser or lessee has assumed Lessor's obligations in a writing reasonably acceptable to Lessee. If any security is given by the Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, the Lessor may transfer and deliver the security, as such, to the purchaser at any such sale or sale of the Lessee of the building, and thereupon the Lessor shall be discharged from any further liability.

23. SUBORDINATION: In the event Lessor notifies Lessee in writing, the Lease shall be subordinate to any ground Lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property at which the Premises are a part and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Lessee agrees to promptly execute any documents which may be required to effectuate such subordination. Notwithstanding the above, Lessor shall obtain from the holder of any encumbrance against all or any part of the Premises a nondisturbance agreement for the benefit of Lessee in form reasonably acceptable to Lessee. Lessee shall not be required to subordinate its leasehold interest to any deed of trust placed on the Premises in the future unless the holder of any such deed of trust executes a subordination, nondisturbance, recognition and attornment agreement in form reasonably acceptable to Lessee, which does not materially adversely affect Lessee's rights under the Lease or increase Lessee's obligations under the Lease.

24. WAIVER: The waiver by either party of any breach of any term, covenant or condition, herein contained shall not be construed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of Rent hereunder by Lessor shall not be deemed to be a waiver of Lessee's breach of any term, covenant, or condition of the Lease.

25. HOLDING OVER: Any holding over after the Termination or Expiration of the said term shall be construed to be a hold over tenancy from month to month. In addition to the liabilities and obligations provided for herein, including but not limited to in Section 2.1, Lessee shall pay to Lessor Rent equal to one and one-fourth (1.25) times the monthly base rent installment due in the month preceding the Termination or Expiration of the Lease and all other additional rent and all other terms and conditions of the Lease shall apply, so far as applicable. No holding over shall be deemed or construed to exercise any option to extend or renew this Lease in lieu of full and timely exercise of any such option as required hereunder.

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

26. SUCCESSORS AND ASSIGNS: The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

27. ESTOPPEL CERTIFICATES: Each party shall at any time during the term of this Lease, upon not less than ten (10) days prior written notice from the other, execute and deliver to the other a statement in writing certifying that, this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the dates to which the Rent and other charges have been paid in advance, if any, and acknowledging that there are not, to such party's knowledge, any uncured Defaults on the part of the other party hereunder or specifying such Defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. A party's failure to deliver such a statement within such time shall be conclusive upon the other that (a) this Lease is in full force and effect, without modification except as may be represented by the other party and (b) there are no uncured Defaults in performance.

28. TIME: Time is of the essence of the Lease.

29. CAPTIONS: The headings on titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

30. PARTY NAMES: Landlord and Tenant may be used in various places in this Lease as a substitute for Lessor and Lessee respectively.

31. EARTHQUAKE INSURANCE: As a condition of Lessor agreeing to waive the requirement for earthquake insurance, Lessee agrees that it will pay, as additional Rent, an amount not to exceed sixty thousand dollars ($60,000) per year for earthquake insurance if Lessor desires to obtain some form of earthquake insurance in the future, if and when available, on terms acceptable to Lessor.

32. HABITUAL DEFAULT: Notwithstanding anything to the contrary contained in
Section 14 herein, Lessor and Lessee agree that if the Lessee shall have committed a Default in the payment of Rent for three or more times during any twelve month period during the term hereof, then such conduct shall, at the option of the Lessor, represent a separate event of Default which cannot be cured by Lessee. Lessee acknowledges that the purpose of this provision is to prevent repetitive Defaults by the Lessee under the Lease, which constitute a hardship to the Lessor and deprive the Lessor of the timely performance by the Lessee hereunder.

33. HAZARDOUS MATERIALS
33.1 DEFINITIONS: As used herein, the following terms shall have the following meaning:
     a. The term "Hazardous Materials" shall mean (i) polychlorinated biphenyls;
     (ii) radioactive materials and (iii) any chemical, material or substance now or hereafter defined as or included in the definitions of "hazardous substance" "hazardous water", "hazardous material", "extremely hazardous waste", "restricted hazardous waste" under Section 25115, 25117 or 15122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substances Account Act), (iii) defined as "hazardous material", "hazardous substance", or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials release, Response, Plans and Inventory), (iv) defined as a "hazardous substance" under Section 25181 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as "hazardous" or "extremely hazardous" pursuant to Article II of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designed as "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq. or listed pursuant to Section 1004 of the Federal Water Pollution Control Act (33 U.S.C. 1317), (ix) defined as a "hazardous waste", pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., (x) defined as "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Responsibility Compensation, and Liability Act, 42 U.S.C. 9601 et seq., or (xi) regulated under the Toxic Substances Control Act, 156 U.S.C. 2601 et seq.

     b. The term "Hazardous Materials Laws" shall mean any local, state and federal laws, rules, regulations, or ordinances relating to the use, generation, transportation, analysis, manufacture, installation, release, discharge, storage or disposal of Hazardous Materials.
     c. The term "Lessor's Agents" as used herein shall mean Lessor's agents, representatives, employees, contractors, subcontractors, directors, officers and partners.
     d. The term "Lessee's Agents" as used herein shall mean Lessee's agents, representatives, employees, contractors, subcontractors, directors, officers, partners, invitees or any other person in or about the Premises.

33.2 LESSEE'S RIGHT TO INVESTIGATE: Lessee shall be entitled to cause such inspection, soils and groundwater tests, and other evaluations to be made of the Premises as Lessee deems necessary regarding (i) the presence and use of Hazardous Materials in or about the Premises, and (ii) the potential for exposure to Lessee's employees and other persons to any Hazardous Materials used and stored by previous occupants in or about the Premises. Lessee shall provide Lessor with copies of all inspections, tests and evaluations. Lessee shall indemnify, defend and hold Lessor harmless from any cost, claim or expense arising from such entry by Lessee or from the performance of any such investigation by such Lessee, provided that Lessee shall have no liability caused by or arising from the presence of Hazardous Materials revealed by Lessee's investigations, tests and the like.

33.3 LESSOR'S REPRESENTATIONS: Lessor hereby represents and warrants to the best of Lessor's knowledge that the Premises are as of the date of the Lease and shall be as of the Commencement Date, in compliance with all Hazardous Material Laws.

33.4 LESSEE'S OBLIGATION TO INDEMNIFY: Lessee, at its sole cost and expense, shall indemnify, defend, protect and hold Lessor and Lessor's Agents harmless from and against any and all cost or expenses, including those described under subparagraphs (i), (ii) and (iii) hereinbelow set forth, arising from or caused directly or indirectly by:
     a. Lessee's or Lessee's Agents' use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises; or
     b. Lessee's or Lessee's Agents' failure to comply with Hazardous Material Laws; or
     c. Any release of Hazardous Materials to, in, on, under, about, from or onto the Premises caused by Lessee or Lessee's Agents or occurring during the Lease Term, except if such release is from migration from a source off the Premises not arising from or caused by Lessee or Lessee's Agents..
The cost and expenses indemnified against include, but are not limited to the following:
     i. Any and all claims, actions, suits, proceedings, losses, damages, liabilities, deficiencies, forfeitures, penalties, fines, punitive damages, cost or expenses;
     ii. Any claim, action, suit or proceeding for personal injury (including sickness, disease, or death), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources of the environment, nuisance, pollution, contamination, leaks, spills, release or other adverse effects on the environment;
     iii. The cost of any repair, clean-up, treatment or detoxification of the Premises necessary to bring the Premises into compliance with all Hazardous Material Laws, including the preparation and implementation of any closure, disposal, remedial action, or other actions with regard to the Premises, and expenses (including, without limitation, reasonable attorneys' fees and consultants' fees, investigation and laboratory fees, court costs and litigation expenses).

33.5 LESSEE'S OBLIGATION TO REMEDIATE CONTAMINATION: Lessee shall, at its sole cost and expense, promptly take any and all action necessary to remediate contamination of the Premises by Hazardous Materials as herein defined, to the extent Lessee is liable for the presence of such Hazardous Materials pursuant to other provisions of this Article 33.

33.6 OBLIGATION TO NOTIFY: Lessor and Lessee shall each give written notice to the other as soon as reasonably practical of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Premises and (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any Hazardous Materials Laws.

33.7 SURVIVAL: The obligations of Lessee under this Section 33 shall survive the Expiration or earlier Termination of the Lease.

33.8 CERTIFICATION AND CLOSURE: On or before the Expiration or earlier Termination of this Lease, Lessee shall deliver to Lessor a certification executed by Lessee stating that, to the best of Lessee's knowledge, there exists no violation of Hazardous Material Laws resulting from Lessee's obligation in Paragraph 33. If pursuant to local ordinance, state or federal law, Lessee is required, at the expiration of the Lease Term, to submit a closure plan for the Premises to a local, state or federal agency, then Lessee shall furnish to Lessor a copy of such plan.

33.9 PRIOR HAZARDOUS MATERIALS: Notwithstanding any provision to the contrary in this Lease, Lessee shall have no obligation to clean up, or to comply with any law regarding, or to reimburse, indemnify, defend, release or hold Lessor harmless with respect to, and Lessor releases Lessee from and waives all claims against Lessee for, any and all liability for any Hazardous Materials or wastes discovered in, on, under, or about the Premises which (i) were not introduced into, in, on, about, from or under the Premises during the Lessee's Lease term and/or (ii) are present in, on, under, or about the Premises as the result of migration from a source off the Premises not arising from or caused by Lessee or Lessee's Agents.

34. BROKERS: Lessor and Lessee represent that they have not utilized or contacted a real estate broker or finder with respect to this Lease other than CPS ("CPS") and Lessee agrees to indemnify and hold Lessor harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Lessee other than CPS. Lessor shall at its sole cost and expense pay the brokerage commission agreed to with CPS in connection with this transaction. Lessor represents and warrants that it has not utilized or contacted a real estate broker or finder with respect to this Lease other than CPS and Lessor agrees to indemnify and hold Lessee harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Lessor.

35. OPTION TO EXTEND
A. OPTION: Lessor hereby grants to Lessee two (2) options to extend the Lease Term, with each extended term to be for a period of five (5) years, on the following terms and conditions, which shall apply separately to each option to extend:

(a) Lessee shall give Lessor written notice of its exercise of one of its options to extend no earlier than twenty-four (24) calendar months, nor later than six (6) calendar months before the Lease Term would end but for said exercise. Time is of the essence.

(b) Lessee may not extend the Lease Term pursuant to any option granted by this section 35 if Lessee is in Default as defined in Section 14 or Section 32 of the Lease as of the date of the exercise of one of its options. If Lessee is in Default as defined in Section 14 or 32 on the date that any extended term is to commence, then Lessor may elect not to allow the Lease Term to be extended, notwithstanding any notice given by Lessee of an exercise of this option to extend.

(c) Lessee must exercise each option consecutively, and if it fails to exercise any one option, it waives the right to exercise the subsequent option and the Lease Term shall not be extended further.

(d) All terms and conditions of this Lease shall apply during each extended term, except that the Base Rent and rental increases for each extended term shall be determined as provided in Section 35 (B) below

(e) Once Lessee delivers a notice of exercise of one of its options to extend the Lease Term, Lessee may not withdraw such exercise and subject to the provisions of this Section 35, such notice shall operate to extend the Lease Term. Upon any extension of the Lease Term pursuant to this Section 35, the term "Lease Term" as used in this Lease shall thereafter include the then extended term and the Lease Termination date shall be the expiration date of the then extended term.

(f) The option rights of StrataCom, Inc. granted under this Section 35 are granted for StrataCom, Inc.'s personal benefit and may not be assigned or transferred by StrataCom, Inc. except in connection with a Permitted Transfer or exercised if StrataCom, Inc. or a successor to StrataCom, Inc. as a result of a Permitted Transfer is not occupying the Premises at the time of exercise.

B. EXTENDED TERM RENT - OPTION PERIODS: The monthly Rent for the Premises during the Extended Terms shall equal the monthly Rent during the last month of the immediately preceding lease term plus 3% for the first year of the Extended Terms and 3% per year increases annually thereafter. In other words, annual Base rent increases during the Extended Terms shall be 3% per year.

36. APPROVALS: Whenever in this Lease the Lessor's or Lessee's consent is required, such consent shall not be unreasonably or arbitrarily withheld or delayed. In the event that the Lessor or Lessee does not respond to a request for any consents which may be required of it in this Lease within ten business days of the request of such consent in writing by the Lessee or Lessor, such consent shall be deemed to have been given by the Lessor or Lessee.

37. AUTHORITY: Each party executing this Lease represents and warrants that he or she is duly authorized to execute and deliver the Lease. If executed on behalf of a corporation, that the Lease is executed in accordance with the by-laws of said corporation (or a partnership that the Lease is executed in accordance with the partnership agreement of such partnership), that no other party's approval or consent to such execution and delivery is required, and that the Lease is binding upon said individual, corporation (or partnership) as the case may be in accordance with its terms.

38. INDEMNIFICATION OF LESSOR: Lessee shall defend, indemnify and hold Lessor harmless from and against any and all obligations, losses, costs, expenses, claims, demands, attorneys' fees, investigation costs or liabilities on account of, or arising out of the use, condition or occupancy of the Premises or any act or omission to act of Lessee or Lessee's Agents or any occurrence in, upon, about or at the Premises. It is understood that Lessee is and shall be in control and possession of the Premises and that Lessor shall in no event be responsible or liable for any injury or damage or injury to any person whatsoever, happening on, in, about, or in connection with the Premises, or for any injury or damage to the Premises or any part thereof except to the extent caused by Lessor's sole negligence or willful misconduct. This Lease is entered into on the express condition that Lessor shall not be liable for, or suffer loss by reason of injury to person or property, from whatever cause, which in any way may be connected with the use, condition or occupancy of the Premises or personal property located herein. The provisions of this Lease permitting Lessor to enter and inspect the Premises are for the purpose of enabling Lessor to become informed as the whether Lessee is complying with the terms of this Lease and Lessor shall be under no duty to enter, inspect or to perform any of Lessee's covenants set forth in this Lease. Lessee shall further indemnify, defend and hold harmless Lessor from and against any and all claims arising from any breach or Default in the performance of any obligation to Lessee's part to be performed under the terms of this Lease. The provisions of Section 38 shall survive Lease Expiration or Termination with respect to any damage, injury or death occurring during the Lease term.

The indemnifications of each party are subject to (i) the indemnifying party being given prompt notice of the suit or claim and (ii) the indemnifying party having the exclusive right to defend or settle a claim and the reasonable cooperation of the indemnified party.

Notwithstanding the above, Lessor shall indemnify and hold harmless Lessee from all damages, liabilities, claims, judgments, actions, attorneys' fees, consultants' fees, cost and expenses arising from the sole negligence or willful misconduct of Lessor or its employees, agents, contractors or invitees, or the material breach of Lessor's obligations or representations under this Lease.

39. LESSOR'S LIABILITY: If Lessee should recover a money judgment against Lessor arising in connection with this Lease, the judgment shall be satisfied only out of the Lessor's interest in the Premises and any applicable insurance coverage and neither Lessor or any of its partners shall be liable personally for any deficiency.

40. FAIR MARKET VALUE: For purposes of this Lease the term "Fair Market Value" shall mean the going market rental customary in the market as of the date of the Expansion Exercise Date for new construction in the South San Jose area, for improvements of a similar quality and construction for a lessee proposing to sign a seven (7) year lease and having financial qualifications similar to Lessee, it being understood that in determining Fair Market Value the parties shall negotiate in good faith in order to reach an agreement; and in the event that the parties are unable to reach agreement, the matter shall be determined by appraisal by three (3) M.A.I. appraisers, experienced in the evaluation of rent for new construction in the County of Santa Clara, State of California. Lessor and Lessee shall each appoint one such appraiser within thirty (30) days of a written request for appraisal from the other, and the two appraisers so selected shall select a third appraiser within fifteen (15) days after the selection of the second appraiser. The determination of the three appraisers shall be made by the vote of two (2) or more of the three arbitrators within thirty (30) days from the date of the appointment of the third appraiser and shall be final for all purposes. The cost of such appraisal shall be shared equally.

41. RIGHT OF FIRST OFFER TO PURCHASE: Prior to Lessor accepting any offer to purchase the Premises or any individual Expansion Property or the Expansion Land or any part thereof, or prior to Lessor making any offer to sell the Premises or any individual Expansion Property or the Expansion Land or any part thereof, Lessor shall give Lessee written notice of such offer and shall include in such notice the price and terms of sale and a statement that Lessor is willing to sell at that price and on those terms of sale. Lessee shall have the option, which may be exercised by written notice to Lessor at any time within thirty
(30) days from the receipt of the Lessor's notice. to agree to purchase at the price and on the terms of sale specified in the notice to Lessee, provided, however, that if such terms provided for an exchange of property as part of the purchase of the Premises, Lessee shall purchase the property to be exchanged upon the terms and at the price specified in the notice and thereafter exchange such property in exchange for the Premises or any individual Expansion Property or the Expansion Land on the basis specified in the notice. If Lessee fails to exercise its option within the 30-day period, Lessor shall have 270 days thereafter to sell at the price and on the terms of sale specified in the notice to Lessee.

If Lessor elects, within 270 days of Lessor's notice, to sell the Premises or any individual Expansion Property or the Expansion Land to a third party on terms more favorable to the third party buyer than the terms set forth in Lessor's notice, then Lessor must re-offer the Premises or any individual Expansion Property or the Expansion Land to Lessee on the same terms and conditions offered to the third party buyer ("Lessor's Second Notice"). Lessee shall have five (5) business days from Lessee's receipt of Lessor's Second Notice to elect to buy the Premises or any individual Expansion Property or the Expansion Land. If Lessee does not respond in writing accepting all terms and conditions, Lessor shall thereafter be entitled to sell the Premises or any individual Expansion Property or the Expansion Land to the third party on the terms and conditions set forth in Lessor's Second Notice or on other terms and conditions at least as favorable to Lessor as said terms and conditions in Lessor's Second Notice for a period of 270 days after which Lessee's Right of First Offer to Purchase shall again be in effect for the Premises or individual Expansion Property or the Expansion Land .

42. RIGHT OF FIRST OFFER TO LEASE: After October 31 1996, prior to Lessor accepting any offer to lease future buildings and improvements on the Expansion Land, or prior to Lessor making any offer to lease future building and improvements on the Expansion Land, Lessor shall give Lessee written notice of such offer and Lessee shall have the opportunity to lease the Expansion Land or the part thereof offered for lease on the terms and conditions set forth in Section 44. Lessee shall have the option, which may be exercised by written notice to Lessor at any time within thirty (30) days from the receipt of the Lessor's notice to agree to lease the portion of the Expansion Land specified in the notice to Lessee. If Lessee fails to exercise its option within the 30-day period, Lessor shall have 270 days thereafter to lease the Expansion Land specified in the notice, but in no case on terms more favorable than those offered to Lessee in Section 44.

If Lessor elects, within 270 days of Lessor's notice, to lease the Expansion Land to a third party on terms more favorable to the third party lessee than the terms set forth in Section 44, then Lessor must re-offer the Expansion Land to Lessee on the same terms and conditions offered to the third party buyer ("Lessor's Second Notice"). Lessee shall have five (5) business days from Lessee's receipt of Lessor's Second Notice to elect to lease the Expansion Land. If Lessee does not respond in writing accepting all terms and conditions, Lessor shall thereafter be entitled to lease the Expansion Land to the third party on the terms and conditions set forth in Lessor's Second Notice or on other terms and conditions at least as favorable to Lessor as said terms and conditions in Lessor's Second Notice for a period of 270 days after which Lessee's Right of First Offer to Lease shall again be in effect for the Premises or individual Expansion Land.

43. OPTION TO PURCHASE: Lessor grants to Lessee an option to purchase the Premises or any individual Expansion Property in accordance with the following terms and conditions:

(a) Lessor's obligation to sell the Premises or any individual Expansion Property to Lessee and Lessee's obligation to buy the Premises or any individual Expansion Property from Lessor shall be conditioned upon Lessor's obtaining all building permits, approvals, subdivision maps and any other approvals, instruments or documents necessary for the Premises to be legally subdivided from the property of which it is a part and sold as a separate legal parcel. Lessor shall not be obligated for any costs resulting from City imposed subdivision conditions in excess of $50,000 for the entire legal parcel of which the Premises or Expansion Property are a part.

(b) In order to exercise this option to purchase, Lessee must notify Lessor in writing of such exercise between the third and fourth months or the 36th through the 47th month on the initial Lease term of any property. This option shall be null and void if not exercised as stated herein before the expiration of the 48th month of the initial Lease term of any property.

(c) The purchase price shall be payable in cash or other immediately available funds, at close of escrow, which shall occur on a date chosen by Lessee but in any event (i) no earlier than thirty (30) days after Lessee has exercised its option to purchase and (ii) not later than the sixth month after Lessee has exercised its option to purchase. Upon payment of said purchase price. Lessor shall deliver fee simple absolute title to Lessee by grant deed, free and clear of all claims, liens, restrictions and encumbrances, other than current taxes, assessments, easements (all as of the date of Lessee's exercise of its option) and anything of record or not of record resulting from the acts or omissions of Lessee, and such other matters as Lessor and Lessee may mutually agree upon. The purchase price shall be based on the actual monthly rent in effect at the time of the exercise of the purchase option and shall be determined by capitalization of annual rent as follows:
     Option exercised in 3rd or 4th month              8.75%
     Option exercised in 36th to 48th month       9.00%
(Example: Monthly Rent x 12 divided by capitalization rate = purchase price).

(d) The provisions of this Section 43 (d) also apply in Section 41. Both Lessor and Lessee agree to cooperate with each other in effectuating a tax-deferred exchange of the Property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. Each party agrees to fully cooperate with any such exchange, provided that each party's obligation to the other shall be limited to its purchase or sale of the Property, as the case may be, in accordance with this paragraph 43 and the purchase and sale agreement to be executed by the parties as herein provided; neither party shall have any greater or different obligations and no lesser or different rights from those set forth in this paragraph and such purchase and sale agreement; neither party shall be put to any additional cost or expense on account of any such exchange undertaken by the other party; and neither party shall have any responsibility whatsoever for the tax or nontax consequences of an exchange undertaken by the other party, or any liability arising out of holding title to facilitate such exchange (for which the exchanging party shall indemnify the cooperating party), including without limitation whether the tax effects of any such exchange contemplated by such party and/or any third party to the exchange are in fact successfully realized. No such exchange shall delay or excuse any of the time periods specified in this paragraph or in the purchase and sale agreement to be executed by the parties as herein provided. Accordingly, if an exchange is contemplated but is not, for whatever reason, completed on the closing date agreed upon by the parties for the consummation of the sale of the Premises or any individual Expansion Property, the party which has undertaken such exchange (or both parties, if both parties have undertaken exchanges) nevertheless shall be obligated to close on the purchase and sale of the Premises or any individual Expansion Property at the time and in the manner such close would have occurred had such party (or both parties, if both parties have undertaken an exchange) not undertaken an exchange.

(e) Prorations shall be calculated as of the close of escrow, Lessee to assume assessments and closing costs shall be paid by Lessee.

(f) Lessee shall purchase the Premises or any individual Expansion Property in an "as is" condition without warranty or representation from Lessor.

44. EXPANSION AGREEMENTS: Lessor and Lessee agree to the following related to future facilities expansion:
(a) Lessor shall hold that portion of the Assessor Parcel #678-16-006 as shown on the attached Exhibit G that is not a part of the Premises ("Expansion Land") without carry cost to Lessee until October 31, 1996. After October 31, 1996, Lessor will grant Lessee a Right of First Offer to Lease as provided in Section 42 to lease future buildings and improvements from Lessor on the Expansion Land throughout Lessee's occupancy of the Premises or any portion of the Expansion Land.

(b) If Lessee elects to expand into additional buildings on the Expansion Land (the "Expansion Property"), the Building Shell shall be similar in quality to the Premises and the Lessee Interior Improvements shall include a $25.00 allowance subject to the adjustment below. Required terms for any individual Expansion Property shall be a seven year lease with a minimum of 80,000 square feet, parking for 3.5 cars per 1,000 square feet and the lease shall conform to the Lease on the Premises. Lessee's existing Lease(s) to be extended to new additional building's termination date at Lessee's sole option at time of commitment to expansion. Upon written request from Lessee, Lessor shall construct future building(s) in general conformance to the terms of Section 2 herein, except that Lessor shall not be obligated to a performance penalty unless agreed at time of expansion by Lessee and Lessor. Lessor shall use its best efforts to complete any construction within 12 months of Lessee's request for future buildings. The initial Base rent for any individual Expansion Property shall be on the terms stated below based on the date of the request for the future expansion provided such request is for improvements to be completed within 12 months from the date of the request:

May 1, 1995    -    April 30, 1996      $.84   NNN/PSF
May 1, 1996    -    April 30, 1997      $.86   NNN/PSF
May 1, 1997    -    April 30, 1998      $.88   NNN/PSF
May 1, 1998    -    April 30, 1999      $.906  NNN/PSF
May 1, 1999    -    April 30, 2000      $.933  NNN/PSF

Subject to the following adjustments:
Every 1/4% change in the Prime interest rate (as published in the Wall Street Journal, base to be 9%) shall adjust initial rent (increase or decrease) by $.0125 per square foot per month. Additionally every 1% change (over a 3% annual base) in the Consumer Price Index, All Urban Consumers for San Francisco/Oakland/San Jose, as published by the U.S. Department of Labor (the "CPI"), from April, 1995 shall adjust initial rent (increase or decrease) by $.00758 per square foot per month and the $25.00 TI Allowance shall be adjusted by an amount equal to the change in the CPI over the base 3% annually. Additionally the Base rent shall increase every twenty-four (24) months by 6% during original lease term and per the terms of Section 35 (B) during all option terms.

The Base rent on the Expansion Property requested after April 30, 2000 shall be 95% of Fair Market Value for new construction at the date of request for expansion ("Expansion Exercise Date").

45. MISCELLANEOUS PROVISIONS: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights or remedies in law and in equity.

46. CHOICE OF LAW: This lease shall be construed and enforced in accordance with the substantive laws of the State of California. The language of all parts of this lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Lessor or Lessee.

47. ENTIRE AGREEMENT: This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided for herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

IN WITNESS WHEREOF, Lessor and Lessee have executed these presents, the day and year first above written.


LESSOR                                      LESSEE
BERG & BERG ENTERPRISES, INC.               STRATACOM, INC.


By:                                         By:
    ----------------------------------          ----------------------------------
signature of authorized representative      signature of authorized representative


--------------------------------------      --------------------------------------
printed name                                printed name


--------------------------------------      --------------------------------------
title                                       title


--------------------------------------      --------------------------------------
date                                        date

                                      Exhibit B



Lessor and Lessee hereby agree as follows with regard to Lessee Improvements:

1. LESSEE IMPROVEMENTS. Reference herein to "Lessee Improvements" shall include all work to be done in the Premises pursuant to the Preliminary Elevations, Site Plan and single line floor plan. Lessor shall construct the Lessee Improvements in a good and workmanlike manner using materials of a customary quality and in compliance with all government regulations. Lessor and Lessee shall have initialed the Preliminary Elevations, Site Plan and single line floor plan indicating their approval of same.

Lessee Improvements shall include the following:
- Construction of a 2 story building shell consisting of approximately 200,000 square feet per building elevations and rendering shown on the attached Exhibit A and including the items shown on attached Exhibit C
- $5,000,000 tenant improvement allowance for non-specialized improvements as requested and approved by Lessee..

2. FINAL PLANS. Upon completion of the Final Construction Plans, Lessor and Lessee shall approve and initial the Final Plans No further changes shall be made to the Final Plans without the consent of both Lessor and Lessee, and then only after Lessee has agreed to pay for any excess costs, including design and engineering fees, resulting from such changes. Lessor, with Lessee's cooperation agrees to make all changes: (i) required by any public agency to conform with governmental regulations, or (ii) requested in writing by Lessee subject to Lessor's reasonable approval. Any costs resulting from Lessee's changes to the Final Plans and any additional costs associated with the public agency approvals shall be considered costs of Lessee's Improvements. Any costs incurred for the Additional Improvements in excess of such maximum shall be paid by Lessee to Lessor within ten (10) days of billing therefore. Costs related to changes shall include, without limitation, any architectural, design, government fees and construction management costs.


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

                            COMMENCEMENT DATE MEMORANDUM




Lessor:        Berg & Berg Enterprises, Inc.

Lessee:   StrataCom, Inc.

Lease Date:    May 5, 1995

Pursuant to Paragraph 1 of the Lease, the following are hereby determined and agreed between Lessor and Lessee:

-    The Commencement Date is January 1, 1996

-    The actual gross square footage of the Building is 200,484 square feet

-    The base rent is:   Months   1 to 24    $159,441
               Months 25 to 48     $169,465
               Months 49 to 60     $173,475
               Months 61 to 84     $183,499

Lessee:                       Lessor:
StrataCom, Inc.,                   Berg & Berg Enterprises, Inc.,
a Delaware corporation             a California corporation

By:                           By:
   ----------------------       ----------------------
Its: V.P. FINANCE AND CFO          Its: President
     ----------------------------       --------------------------

Dated:                             Dated:
      ----------------------             -------------------


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